UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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FRANKLIN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FRANKLIN RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2009 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, March 11, 2009 at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California, for the following purposes:

1.	To elect 12 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

3.	To resubmit for stockholder approval the Company’s 2004 Key Executive Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

4.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Under rules recently adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive a Notice of Internet Availability of Proxy Materials and others will receive paper copies of the Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement, the Proxy Card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

The Company’s Board of Directors has fixed the close of business on January 12, 2009 as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting.

By order of the Board of Directors,

MARIA GRAY

SECRETARY

JANUARY 16, 2009

SAN MATEO, CALIFORNIA

Your vote is important.

Please vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

SECTION	PAGE
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	COVER PAGE

PROXY STATEMENT	1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	1

VOTING INFORMATION	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	5
GENERAL	5
NOMINEES	6
CORPORATE GOVERNANCE	9
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	13
DIRECTOR FEES	17
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS	20
SECURITY OWNERSHIP OF MANAGEMENT	21
EXECUTIVE COMPENSATION	23
COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION COMMITTEE REPORT	35
SUMMARY COMPENSATION TABLE	36
GRANTS OF PLAN-BASED AWARDS (FISCAL YEAR 2008)	38
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END	39
OPTION EXERCISES AND STOCK VESTED (FISCAL YEAR 2008)	41
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	42
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	46
REPORT OF THE AUDIT COMMITTEE	47
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55

PROPOSAL NO. 3: RESUBMIT FOR STOCKHOLDER APPROVAL THE FRANKLIN RESOURCES, INC. 2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	56

ADDITIONAL INFORMATION	60
STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS AT 2010 ANNUAL MEETING	60
CONTACT THE BOARD OF DIRECTORS	60
ELECTRONIC ACCESS TO PROXY MATERIALS AND DIRECTIONS	61
HOUSEHOLDING OF PROXY MATERIALS	61
THE ANNUAL REPORT	62
FORM 10-K	62

APPENDIX A: AUDIT COMMITTEE CHARTER	A-1

APPENDIX B: COMPENSATION COMMITTEE CHARTER	B-1

APPENDIX C: CORPORATE GOVERNANCE COMMITTEE CHARTER	C-1

APPENDIX D: CORPORATE GOVERNANCE GUIDELINES	D-1

APPENDIX E: FRANKLIN RESOURCES, INC. 2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED	E-1

FRANKLIN RESOURCES, INC.

One Franklin Parkway

San Mateo, California 94403-1906

PROXY STATEMENT

January 16, 2009

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2009 annual meeting of stockholders (the “Annual Meeting”), which will be held on Wednesday, March 11, 2009, at 10:00 a.m., Pacific Standard Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, the Company’s principal executive offices. We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each stockholder entitled to vote on or about January 16, 2009.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily over the Internet. We believe that this new process should expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On or about January 16, 2009, we mailed to each of our stockholders (other than those who previously requested electronic or paper delivery and participants in the Franklin Templeton Profit Sharing 401(k) Plan (the “Profit Sharing Plan”)) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com.

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share (the “common stock”), at the close of business on January 12, 2009 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of December 31, 2008, the Company had 232,918,023 shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of this Proxy Statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

WHAT MATTERS ARE TO BE CONSIDERED AT THE MEETING?

At the Annual Meeting, stockholders will be asked to consider and vote upon the: (1) election of 12 directors to the Company’s Board of Directors (the “Board of Directors” or “Board”) to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal; (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 (“fiscal year 2009”) and (3) resubmit for stockholder approval the Company’s 2004 Key Executive Incentive Compensation Plan (the “2004 KEIP”) for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The final voting results will be tallied by Broadridge Financial Solutions, Inc. and the Inspector of Elections, and published in our quarterly report on Form 10-Q for the quarter ending March 31, 2009.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the persons named on the proxy card (Charles B. Johnson, Chairman of the Board; Gregory E. Johnson, President and Chief Executive Officer; and Maria Gray, Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. You may also vote by telephone, using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time, on Tuesday, March 10, 2009. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Unless you indicate otherwise, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for fiscal year 2009 and FOR the reapproval of the 2004 KEIP for purposes of complying with the requirements of Section 162(m) of the Code. Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

For participants in the Profit Sharing Plan, your shares will be voted as you specify on your proxy card. If you do not vote, the trustee will vote your shares in the same proportion as the shares for which instructions were received from all other holders of Company stock in the Profit Sharing Plan. If you wish to abstain from voting on any matter, you must indicate this on your proxy card. You cannot vote your Profit Sharing Plan shares in person at the meeting. To allow sufficient time for voting, the trustee must receive your vote by no later than 5:00 p.m. Pacific Standard Time (“PST”) on Monday, March 9, 2009.

For participants in the Franklin Resources, Inc. amended and restated 1998 Employee Stock Investment Plan (the “ESIP”) and holders of the Company’s restricted common stock, each of whom have accounts established at Citigroup Global Markets Inc. Smith Barney (“Smith Barney”), your shares will be voted by Smith Barney as you specify on your proxy card. If you do not vote, Smith Barney will vote your shares in its discretion on the nominees to the Board of Directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2009; your shares will not be voted for the reapproval of the 2004 KEIP for purposes of complying with Section 162(m) of the Code. To allow sufficient time for voting, Smith Barney must receive your vote by no later than 5:00 p.m. PST on Monday, March 9, 2009.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Whether your vote is submitted via the mail, the Internet or by telephone, you may change or revoke your proxy at any time before it is voted. A proxy, including an Internet or telephone vote, may be changed or revoked by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Participants in the Profit Sharing Plan and those holding shares of the Company’s restricted common stock or shares purchased through the ESIP, each of which are held in accounts with Smith Barney, may revoke their proxy by no later than 5:00 p.m. PST on Monday, March 9, 2009.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. Participants in the Profit Sharing Plan and those holding shares of the Company’s restricted common stock or shares purchased through the ESIP, each of which are held in accounts at Smith Barney, must vote by no later than 5:00 p.m. PST on Monday, March 9, 2009.

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present at the meeting. Votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

WHAT IS A BROKER NON-VOTE?

A “broker non-vote” occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, certain proposals, such as the election of directors (Item 1 in this Proxy Statement) and the ratification of the selection of an independent registered public accounting firm (Item 2 in this Proxy Statement), are considered “routine” matters, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. For “non-routine” proposals, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

•

The election of directors (Proposal No. 1) requires that each director receive a majority of the votes cast with respect to that director at the annual meeting. This means that the number of shares of stock voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Abstentions will not have any effect on the election of directors.

•

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 2). Abstentions will have the same effect as a vote against this proposal.

•

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to reapprove the 2004 KEIP for purposes of complying with the requirements of Section 162(m) of the Code (Proposal No. 3). Abstentions will have the same effect as a vote against this proposal.

Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing a quorum, and will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to a proposal and will have no effect on the outcome of the vote on a proposal. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named below for election as members of the Board. Each director nominee was elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, is standing for re-election. One current director, Louis E. Woodworth, who has been a member of the Board since 1981, will not be standing for re-election at the meeting since under our Corporate Governance Guidelines, he is not eligible to be recommended for nomination as a director due to his age.

In December 2008, the Board approved amendments to, and restated, the Company’s by-laws (the “Amended and Restated By-Laws”) to provide for a maximum of twelve directors from and after the Annual Meeting. As a result, no nominee will stand for election to replace Mr. Woodworth.

If elected, each director will serve until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

In accordance with the Company’s Director Independence Standards, as amended, described more fully below, and the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors and nominee directors are independent and do not have a material relationship with the Company: Samuel H. Armacost; Charles Crocker; Joseph R. Hardiman; Robert D. Joffe; Thomas H. Kean; Chutta Ratnathicam; Laura Stein; and Louis E. Woodworth.

MAJORITY VOTING FOR DIRECTORS

In March 2008, the Board approved amendments to the Amended and Restated By-Laws to provide for majority voting in the election of directors. This means that in uncontested elections, directors are elected by a majority of the votes cast. Consequently, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The Board also adopted amendments to the Company’s Corporate Governance Guidelines requiring the Corporate Governance Committee to establish procedures to implement a director resignation policy in situations where a director fails to receive a majority of votes cast in his or her election. The Company’s Corporate Governance Guidelines provide that in the event a director fails to be elected, the Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board accept any resignation offer, the Corporate Governance Committee may consider all factors believed relevant by such committee’s members. Unless applicable to all directors, the director whose resignation is under consideration is expected to recuse himself or herself from the Board vote. The Board will promptly disclose its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC. If the Board accepts a director’s resignation pursuant to this process, the Corporate Governance Committee will recommend to the Board whether to fill the vacancy created or reduce the size of the Board.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section above. Proxies will be voted as directed and, if no direction is given, will be voted FOR each of the 12 director nominees listed below.

NOMINEES

Listed below are the names, ages as of December 31, 2008 and principal occupations for the past five years of the director nominees.

Samuel H. Armacost

Age 69

Director Since 2004

Chairman of the Board of Directors of SRI International (formerly Stanford Research Institute), an independent nonprofit technology research and development organization, for more than the past five years. Managing Director, Weiss, Peck & Greer LLC from 1990 until 1998 and Merrill Lynch Capital Markets from 1987 until 1990. President, Director and Chief Executive Officer, BankAmerica Corporation from 1981 until 1986. Director, Chevron Corporation, Del Monte Foods Company, Exponent, Inc. and Callaway Golf Company.

Charles Crocker

Age 69

Director Since 2003

Chairman and Chief Executive Officer of Crocker Capital; formerly Chairman, Chief Executive Officer and a director from October 1997 to March 2006 of BEI Technologies, Inc., a manufacturer of electronic sensors and motion control products and a subsidiary of Schneider Electric SA; President of BEI Technologies, Inc. from October 1997 to May 2000. Director, Teledyne Technologies Incorporated and Fiduciary Trust Company International, a subsidiary of the Company.

Joseph R. Hardiman

Age 71

Director Since 2005

Formerly, President and Chief Executive Officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997; from 1975 through September 1987, held various positions at Alex. Brown & Sons, including Managing Director and Chief Operating Officer; previously, served on the boards of the Deutsche Scudder Funds, Soundview Technology Group, ISI Funds, Broadwing Corporation and the Depository Trust Company. Director, Brown Investment Advisory & Trust Company.

Robert D. Joffe

Age 65

Director Since 2003

Partner of Cravath, Swaine & Moore LLP, a law firm, since 1975, Presiding Partner from 1999 to 2006. Director of Fiduciary Trust Company International, a subsidiary of the Company.

Charles B. Johnson

Age 75

Director Since 1969

Chairman of the Board of the Company since December 1999; formerly, Chief Executive Officer of the Company; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of various investment companies managed or advised by subsidiaries of the Company.

Gregory E. Johnson

Age 47

Director Since 2007

President of the Company since December 1999 and Chief Executive Officer of the Company since January 2004; officer and/or director of certain subsidiaries of the Company.

Rupert H. Johnson, Jr.

Age 68

Director Since 1969

Vice Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of various investment companies managed or advised by subsidiaries of the Company.

Thomas H. Kean

Age 73

Director Since 2003

Chairman, The Robert Wood Johnson Foundation, a health and healthcare philanthropic foundation, since April 2005 and a member of the board of trustees of the foundation since July 1990; formerly, President of Drew University from February 1990 to June 2005; formerly, Governor of the State of New Jersey from 1982 to 1990. Director, Hess Corporation and Fiduciary Trust Company International, a subsidiary of the Company.

Chutta Ratnathicam

Age 61

Director Since 2003

Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001.

Peter M. Sacerdote

Age 71

Director Since 1993

Chairman, Whale Rock Capital Management, LLC. Formerly, Advisory Director and Chairman of the Investment Committee of the Principal Investment Area of Goldman, Sachs & Co., a global investment banking, securities and investment management firm, from May 1999 to 2006, and a general partner and then a limited partner of The Goldman Sachs Group, L.P.

Laura Stein

Age 47

Director Since 2005

Senior Vice President—General Counsel of The Clorox Company, a leading marketer and manufacturer of consumer products, since January 2005; formerly, Senior Vice President and General Counsel of the H.J. Heinz Company, a global marketer and manufacturer of branded food products, from January 2000 to January 2005.

Anne M. Tatlock

Age 69

Director Since December 21, 2004; Previously, Director from 2001 to Early December 2004

Vice Chairman of the Company from 2001 to 2007; Chairman of the Board and Chief Executive Officer from 2000 to 2006, and a director of Fiduciary Trust Company International, a subsidiary of the Company; formerly, President of Fiduciary Trust Company International; officer and/or director of other subsidiaries of the Company. Director, Fortune Brands, Inc. and Merck & Co., Inc.

Family Relations. Charles B. Johnson, the Chairman of the Board and a director of the Company, and Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, are brothers. Peter M. Sacerdote, a director of the Company, is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Gregory E. Johnson, the President and Chief Executive Officer and a director of the Company, is the son of Charles B. Johnson, the nephew of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the brother of Jennifer J. Bolt, the Executive Vice President—Operations and Technology of the Company. Jennifer J. Bolt is the daughter of Charles B. Johnson, the niece of Rupert H. Johnson, Jr. and Peter M. Sacerdote and the sister of Gregory E. Johnson.

CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as corporate governance-related rules adopted by the SEC and the NYSE.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are attached as Appendix D and posted in the corporate governance section of the Company’s website at www.franklintempleton.com (the “Company’s website”). They also are available in print to stockholders who request a copy from the Company’s Secretary at the Company’s principal executive offices. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct which is applicable to all employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website and is available in print upon request from the Company’s Secretary at the Company’s principal executive offices. The Company also has a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing or accounting matters. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

1.	(a) the director was employed by the Company; or

(b) an immediate family member1 of the director was employed by the Company as an executive officer2 of the Company;

[1]

An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.

[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

2.	the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $120,000 in any 12-month period;

3.	(a) the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;

(b) the director is currently employed by the Company’s internal auditor or external independent auditor;

(c) an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and personally works on the Company’s audit; or

(d) the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit within that time;

4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

5.	(a) the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the other company’s consolidated gross revenues;

(b) an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the Company’s consolidated gross revenues; or

(c) the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3.0 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

1.	a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1.0 million or 2% of the consolidated gross revenues of the other entity;

2.	a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

3.	a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1.0 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

5.	a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction(s) involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction(s) are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course;

6.	a director or an immediate family member of a director maintains a banking, trading, investment management, custody or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course; or

7.	the Company or any affiliate of the Company extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal home improvement or manufactured home loan, consumer credit, any extension of credit under an open end credit plan or a charge card to a director or an immediate family member of a director, if such loan, consumer credit, extension of credit or charge card otherwise is permitted to such director or immediate family member of a director under the terms of Section 402 of the Sarbanes-Oxley Act of 2002, which was codified as Section 13(k) of the Securities Exchange Act of 1934, as amended.

C.	For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

Stock Ownership Guidelines. In December 2005, the Board adopted guidelines in connection with the ownership of common stock of the Company by directors and certain senior officers of the Company. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, all directors on the Board are expected to own, within five years of either December 16, 2005 or, if later, first joining the Board, shares of common stock of the Company with a value of at least $250,000. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, the following senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by the later of December 31, 2010 or five years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chairman	5X
Vice Chairman	5X
President and/or Chief Executive Officer	5X
Executive Vice President	4X
Senior Vice President	3X

In implementing these guidelines for directors and such senior officers of the Company, both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units and 401(k) funds invested in shares of the Company’s stock. Shares of common stock held by immediate family members (which includes a director’s or senior officer’s spouse, children and parents) or entities controlled by a director or senior officer may be considered holdings of the director or senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose.

Policy Regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on multiple boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, including the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on six or more boards of directors or equivalent governance bodies of publicly traded companies, including the Company’s Board.

Policy Regarding Change in Principal Employment of Director. When a director’s principal employment or business association changes significantly during his or her tenure as a director, that director shall offer his or her resignation for consideration by the Board of Directors. The Corporate Governance Committee, on behalf of the Board of Directors, will evaluate the change in circumstances and will recommend to the Board the action, if any, to be taken. The Corporate Governance Committee will review each situation on an individual basis and take into consideration such matters as the Committee deems appropriate, such as the background and expertise of the director and the contribution the director is expected to make to the Board given the change in circumstances. The Board, in its sole discretion, shall determine whether or not to accept the director’s offer of resignation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL MEETING OF STOCKHOLDERS

During the fiscal year ended September 30, 2008 (“fiscal year 2008”), the Board held six meetings (not including committee meetings). For fiscal year 2008, each director attended at least eighty-eight percent (88%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served.

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. To promote open discussion among the non-management directors (those directors who are not officers or employees of the Company), the non-management directors generally meet in executive session after regularly scheduled Board meetings without management. The independent directors meet in executive session at least two times per year and generally meet in executive session after regularly scheduled Board meetings. Charles Crocker, an independent director, has been appointed to preside at the executive sessions of the non-management directors and the independent directors. The Board encourages directors to attend the annual meeting of stockholders. Eleven of the 13 directors then standing for election attended last year’s annual meeting, in person or telephonically.

COMMITTEE MEMBERSHIP AND MEETINGS

The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The table below provides current membership and meeting information.

	Audit	Compensation	Corporate Governance
Samuel H. Armacost	—	M	—
Charles Crocker	M	C	—
Joseph R. Hardiman	—	M	—
Robert D. Joffe	—	—	C
Thomas H. Kean	—	M	M
Chutta Ratnathicam	C	—	—
Laura Stein	M	—	—
Louis E. Woodworth	M	—	M

Fiscal Year 2008 Meetings	11	7	6

M—Member
C—Chairman

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each standing committee consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities Exchange Act of 1934, as amended, and the Director Independence Standards established by the Board. See “Director Independence Standards” above. The Board has also determined that each member of the Audit Committee is independent under the criteria established by the NYSE and the SEC for audit committee members.

THE AUDIT COMMITTEE

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the Audit Committee currently consists of Messrs. Ratnathicam (Chairman), Crocker and Woodworth and Ms. Stein.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company.

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee met eleven times during fiscal year 2008. The Audit Committee Charter is attached as Appendix A and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices. The Board has determined that all Audit Committee members are financially literate under the NYSE listing standards and that Mr. Chutta Ratnathicam is an audit committee financial expert within the meaning of the rules of the SEC.

THE COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Crocker (Chairman), Armacost, Hardiman and Kean. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Committee also reviews and discusses with management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the Company’s proxy statement. In addition the Compensation Committee reviews and approves compensation arrangements and deferred compensation agreements between the Company and members of its Board of Directors. The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.

The Compensation Committee generally follows the following processes and procedures in connection with the consideration and determination of the compensation of the Company’s executive officers and directors.

Determination of Executive Compensation. The Compensation Committee meets periodically throughout the year to (i) review and approve corporate goals and objectives relevant to the compensation of the executive officers, (ii) evaluate the performance of the executive officers in light of those goals and objectives, and (iii) determine and approve the compensation of the executive officers. For a detailed description regarding the Compensation Committee’s role in setting executive compensation, see “Executive Compensation—Compensation, Discussion and Analysis” below.

Determination of Director Compensation. The Compensation Committee meets at least annually to review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s directors. In reviewing and making recommendations on director compensation, the Committee considers, among other things, the following policies and principles:

•

that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the Company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the Company’s stockholders; and

•	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the Compensation Committee periodically engages Mercer Human Resources Consulting as a third-party consultant to report on comparable director compensation practices and levels. No executive officer of the Company is involved in determining or recommending director compensation levels. See the section of this Proxy Statement entitled “Director Fees” below, for a more detailed discussion of compensation paid to the Company’s directors during fiscal year 2008.

Incentive Plan Matters. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan (the “Annual Incentive Plan”), the 2004 KEIP, the 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”), which is the successor to the Amended and Restated 1998 Universal Stock Incentive Plan, and the ESIP.

The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors periodically review and revise the charter, as necessary or appropriate. The Compensation Committee Charter is attached as Appendix B and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices. The Compensation Committee met seven times during fiscal year 2008.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee currently consists of Messrs. Joffe (Chairman), Kean and Woodworth. The Board of Directors intends to appoint a third member to the Corporate Governance Committee upon Mr. Woodworth’s departure.

The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and committees and oversees the evaluation of the Board and management of the Company. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Corporate Governance Committee met six times during fiscal year 2008. The Corporate Governance Committee Charter is attached as Appendix C and posted in the corporate governance section of the Company’s website. A written copy of the charter may also be obtained by making a written request to the Company’s Secretary at the Company’s principal executive offices.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders. It uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders, to do so. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates.

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

•	high personal and professional integrity and ethical character;

•	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to the Company;

•	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

•	experience and knowledge of the industry sector in which the Company operates its businesses;

•	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE and any other applicable securities exchanges;

•

at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE, other applicable securities exchanges and the SEC;

•	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time;

•	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC; and

•	other standards the Board may adopt from time to time.

In considering candidates for director nominee, the Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed Director Nomination Form, which is posted in the corporate governance section of the Company’s website, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Maria Gray, Secretary, One Franklin Parkway, San Mateo, CA 94403-1906. This year our Proxy Statement is dated January 16, 2009; therefore we must receive any notice of recommendation between August 19, 2009 and September 18, 2009.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

DIRECTOR FEES

STANDARD COMPENSATION ARRANGEMENTS

Standard Board Fees. Directors who are not employees of the Company are paid a retainer fee of $17,500 per quarter. They also receive $3,000 per Board meeting attended. Furthermore, each of these directors receives an annual stock grant valued at $75,000 (rounded up to the nearest whole share) on the date of each annual organizational meeting of the Board.

Standard Committee Fees. Directors who are not employees of the Company and who serve on Board committees are paid $1,500 per committee meeting attended. Additionally, Chairpersons of the Compensation Committee and the Corporate Governance Committee receive $1,250 per quarter and the Chairperson of the Audit Committee receives $2,500 per quarter.

Other Board Compensation. The Company reimburses directors for certain expenses incurred in connection with attending Board and committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events. The Company may also, from time to time, provide directors and their spouses token gifts of nominal value.

The following table details the total compensation earned by the Company’s directors in fiscal year 2008:

FISCAL YEAR 2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)		All Other Compensation ($)(4)		Total Compensation ($)
Samuel H. Armacost	98,500		40,272		14,066		152,838
Charles Crocker	60,000		23,068	(5)	17,881		100,949
Joseph R. Hardiman	98,500		75,000		8,579		182,079
Robert D. Joffe	136,100	(5)	-39,336	(5)	10,623		107,387
Charles B. Johnson (6)	—		—		—		—
Gregory E. Johnson (7)	—		—		—		—
Rupert H. Johnson, Jr. (6)	—		—		—		—
Thomas H. Kean	219,500	(5)	—		204		219,704
Chutta Ratnathicam	110,000		138,784		204		248,988
Peter M. Sacerdote	—		259,877		14,558		274,435
Laura Stein	179,500		—		10,652		190,152
Anne M. Tatlock	128,000	(5)	75,000		11,346		214,346
Louis E. Woodworth	—		-278,732	(8)	18,786	(9)	-259,946

(1)	Fees include quarterly retainer fees, Board and various committee meeting attendance fees and fees for service as a committee chairman. Fees are awarded in cash, the payment of which may be deferred pursuant to the 2006 Directors Deferred Compensation Plan (the “Director Deferred Plan”) described below in “Deferred Director Fees.” Pursuant to the Director Deferred Plan, directors may elect to defer payment of their directors’ fees and stock awards into hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds. If a director receives fees in cash or elects to defer fees into hypothetical units of Company sponsored mutual funds, such amounts are included in this column. Any such director fees deferred into hypothetical shares of the Company’s common stock are included in the “Stock Awards” column. See notes 2 and 3 below.
(2)

Stock Awards amounts represent the Company’s financial accounting expense for fiscal year 2008, recorded in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) (but disregarding estimates for forfeitures, if any), associated with (i) an annual stock grant made on January 31, 2008, provided such stock grant is not deferred into hypothetical units of Company sponsored mutual funds (see note 1 above), and (ii) director fees earned in fiscal year 2008 and prior years but whose payment is deferred into hypothetical shares of the Company’s common stock and eventually payable in cash. See “Deferred Director Fees” below. The FAS 123R valuation assumptions (i) for the annual stock grant are the closing price for the common stock on the NYSE on the grant date ($104.09) and (ii) for the deferred hypothetical Company common stock are changes in the closing price of the common stock on the NYSE during fiscal year 2008, and the reinvestment of dividends declared by the Company. Because of the required accounting treatment under FAS 123R, the Stock Award amounts for fees earned in fiscal year 2008 and prior years and deferred into hypothetical shares of common stock vary (up or down) to reflect market prices of the common stock.

(3)	The following represents the grant date fair value for all Stock Awards received in fiscal year 2008, computed in accordance with FAS 123R:

Name	Actual Common Stock ($)	Deferred Hypothetical Shares ($)
Samuel H. Armacost	—	75,000
Charles Crocker	—	175,000
Joseph R. Hardiman	75,000	—
Robert D. Joffe	37,500	43,400
Thomas H. Kean	—	—
Chutta Ratnathicam	—	75,000
Peter M. Sacerdote	—	163,000
Laura Stein	—	—
Anne M. Tatlock	75,000	—
Louis E. Woodworth	—	481,493

(4)	Represents non-business related costs incurred by the Company in connection with three separate Board of Directors and committee meetings held off-site in fiscal year 2008. We invited and expected spouses of the Directors, our senior executive officers and spouses of our senior executive officers to attend these off-site meetings. We believe these events provide valuable opportunities for the Directors to meet and establish relationships with the Company’s executives. Amounts included in the “All Other Compensation” column include the incremental cost to the Company of items, including travel, visa, entertainment and hotel services for spouses of the Directors, and miscellaneous gifts given to the Directors at those meetings. From time to time, Directors’ spouses accompany Directors on Company provided aircraft for travel to these off-site meetings. There is no aggregate incremental cost to the Company for these additional passengers.
(5)	Fees also include fees for service as a member of the Board of Directors of Fiduciary Trust Company International (“Fiduciary Trust”), a subsidiary of the Company. Fiduciary Trust directors receive an annual retainer fee of $35,000 (paid quarterly) and an annual retainer fee for committee services of $5,000 (paid quarterly). Messrs. Crocker, Joffe and Kean and Ms. Tatlock each received $40,000 in fees related to service on the Fiduciary Trust Board of Directors during fiscal year 2008. Messrs. Crocker, Joffe and Kean elected to defer certain of their fees earned for their service on the Fiduciary Trust Board of Directors during fiscal year 2008. Any such director fees earned in fiscal year 2008 but deferred into Company sponsored hypothetical mutual fund units are included in the “Fees Earned or Paid in Cash” column and fees deferred into hypothetical common stock of the Company are included in the “Stock Awards” column. See notes 1 and 2 above.
(6)	Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. are both executives as well as directors of Franklin Resources, Inc. and do not receive compensation for their services as directors. See “Certain Relationships and Related Transactions” below for information regarding their fiscal year 2008 compensation.
(7)	Mr. Gregory E. Johnson is the President and Chief Executive Officer of the Company and does not receive compensation for his service as a director. See the Summary Compensation Table in “Proposal No. 1: Election of Directors—Executive Compensation” below.

(8)	Includes amounts recorded in accordance with the requirements of FAS 123R for distributions of previously earned and deferred director’s fees and stock awards. Such amounts are distributed to Mr. Woodworth in forty (40) substantially equal quarterly installments. These payments began on October 20, 2005 and will continue on each January 20, April 20, July 20 and October 20 until all payments are made.
(9)	Includes reimbursement of the cost of health insurance coverage for Mr. Woodworth who is retired from other employment and is not otherwise eligible for group health coverage under the Company’s group health plan or any other company’s health plan. The Company reimburses the cost of health insurance coverage comparable to that provided to employees of the Company.

DEFERRED DIRECTOR FEES

The Company and its subsidiaries allow non-employee directors to defer payment of their directors’ fees and stock awards, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds, as applicable. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout dates elected by a director, the hypothetical investments are valued and the Company or its subsidiary, as applicable, must pay the director or his or her beneficiary an amount equal to the value of the hypothetical investments.

In response to the adoption of Section 409A (“Section 409A”) of the Code, the Company, in December 2005, adopted the 2006 Directors Deferred Compensation Plan, effective as of December 15, 2005, pursuant to which directors may elect to have their directors’ fees and stock awards deferred. This plan was amended in 2007 and further amended in 2008 to comply with the final regulations under Section 409A which modified or expanded some of the requirements set forth in the proposed regulations issued in 2005. Payouts may be made in a lump sum or in periodic installments. If a director changes his or her distribution election for amounts previously deferred, any such change does not take effect for one (1) year from the date of the new election and each distribution installment (or lump sum) will occur no earlier than five (5) years after such installment (or lump sum) would have been paid under the prior distribution election (with a series of distributions treated as one payment for this purpose). Accelerated distributions are permitted in limited circumstances in accordance with Section 409A, and the plan may be terminated by the Company if certain conditions are met, in each case as set forth more fully in the plan. The plan is intended to comply with the provisions of Section 409A.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the common stock beneficially owned as of December 31, 2008 by each stockholder known to us to beneficially own more than five percent of the Company’s outstanding common stock as of such date. The percentage of ownership indicated in the following table is based on 232,918,023 shares of common stock outstanding on December 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(e)		Percent of Class
Charles B. Johnson (a)	39,107,379	(b)	16.79%
Rupert H. Johnson, Jr. (a)	37,206,063	(c)	15.98%
AXA Financial, Inc. (d)	15,222,883	(d)	6.54%

(a)	The addresses of Messrs. C. B. Johnson and R. H. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.
(b)	Includes 2,906,117 shares held in an individual retirement account (an “IRA”), and 272,600 shares held by a trust of which Mr. C. B. Johnson’s spouse is the lifetime beneficiary. Also includes 1,258,230 shares held by a private charitable foundation, of which Mr. C. B. Johnson is a trustee, of which Mr. C. B. Johnson disclaims beneficial ownership, and 6,070 shares which represent Mr. C. B. Johnson’s approximate holdings through the Profit Sharing Plan. Also includes 6,000,000 shares pledged as collateral in connection with an outstanding line of credit and loans thereunder.
(c)	Includes 1,803,245 shares held in an IRA, and 3,372 shares held by a member of Mr. R. H. Johnson, Jr.’s immediate family, of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership. Also includes 418,911 shares held by a private charitable foundation, of which Mr. R. H. Johnson, Jr. is a trustee, of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership, and 6,590 shares which represent Mr. R. H. Johnson, Jr.’s approximate holdings through the Profit Sharing Plan.
(d)	Pursuant to an Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2008, AXA Financial, Inc. reported that, as of December 31, 2007, AXA Assurances I.A.R.D. Mutuelle and certain related entities had sole voting power over 9,051,344 shares, shared voting power over 2,931,047 shares and sole dispositive power over 15,222,883 shares. AXA Financial, Inc. lists its address as 1290 Avenue of the Americas, New York, NY 10104 in such filing.
(e)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common stock beneficially owned as of December 31, 2008 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table below, and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 232,918,023 shares of the Company’s common stock outstanding on December 31, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Vijay C. Advani	59,596	(b)	*
Samuel H. Armacost	2,000	(c)	*
Jennifer J. Bolt	1,527,636	(d)	*
Charles Crocker	8,660	(c)	*
Joseph R. Hardiman	3,599		*
Robert D. Joffe	6,124	(c)	*
Charles B. Johnson	39,107,379	(e)	16.79%
Gregory E. Johnson	1,904,040	(f)	*
Rupert H. Johnson, Jr.	37,206,063	(g)	15.98%
Thomas H. Kean	10,030		*
Kenneth A. Lewis	26,327	(h)	*
Chutta Ratnathicam	4,952		*
Peter M. Sacerdote	29,322	(c)	*
Laura Stein	1,378		*
Anne M. Tatlock	205,149	(i)	*
Louis E. Woodworth	1,631,839	(c)(j)	*
William Y. Yun	103,616	(k)	*
Current Directors, Director Nominees and Executive Officers as a Group (consisting of 25 persons)	82,090,469	(l)	35.17%

*	Represents less than 1% of class
(a)	Except as described otherwise in the footnotes to this table: (i) each beneficial owner listed in the table has sole voting and investment power with regard to the shares beneficially owned by such owner; (ii) each share of unvested restricted stock confers voting but not dispositive power; and (iii) shares beneficially owned pursuant to options include only shares that the individual has the right to acquire beneficial ownership of within 60 days following December 31, 2008.
(b)	Includes 23,123 shares of unvested restricted stock. Also includes 35,365 shares held in a trust in which Mr. Advani and his spouse are co-trustees with shared voting and investment power, and 313 shares which represent Mr. Advani’s approximate holdings through the Profit Sharing Plan.
(c)	Does not include any hypothetical shares described under “Proposal No. 1: Election of Directors—Director Fees—Deferred Director Fees”.
(d)	Includes 13,120 shares of unvested restricted stock, and 99,446 shares that may be purchased pursuant to options. Also includes 44,858 shares held in a trust in which Ms. Bolt is a trustee for her minor children, of which Ms. Bolt disclaims beneficial ownership, 1,383 shares held by a member of Ms. Bolt’s immediate family, of which Ms. Bolt disclaims beneficial ownership, 870,000 shares held pursuant to a limited partnership, 5,000 shares held in a business trust for the benefit of Ms. Bolt and her children, and 879 shares which represent Ms. Bolt’s approximate holdings through the Profit Sharing Plan.
(e)	See footnote (b) under “Security Ownership of Principal Stockholders” above.
(f)

Includes 95,114 shares of unvested restricted stock, and 330,996 shares that may be purchased pursuant to options. Also includes 17,094 shares held in a trust in which Mr. G. Johnson is a trustee for his minor children, of which Mr. G. Johnson disclaims beneficial ownership, 4,289 shares held by a member of Mr. G. Johnson’s immediate family, of which Mr. G. Johnson disclaims beneficial ownership, 940,000 shares held pursuant to a limited partnership, 2,700 shares held in a business trust for the benefit of Mr. G. Johnson and his children, and 1,395 shares which represent Mr. G. Johnson’s approximate holdings through the Profit Sharing Plan. Also includes 30,000 shares pledged as collateral in connection with an outstanding variable line of credit and loans thereunder.

(g)	See footnote (c) under “Security Ownership of Principal Stockholders” above.
(h)	Includes 8,112 shares of unvested restricted stock, and 7,431 shares that may be purchased pursuant to options. Also includes 527 shares which represent Mr. Lewis’ approximate holdings through the Profit Sharing Plan.
(i)	Includes 17,064 shares held by a member of Ms. Tatlock’s immediate family, of which Ms. Tatlock disclaims beneficial ownership, and 40,836 shares which represent Ms. Tatlock’s approximate holdings through the Profit Sharing Plan.
(j)	Includes 383,088 shares held in an IRA, and 220,000 shares held by a member of Mr. Woodworth’s immediate family, of which Mr. Woodworth disclaims beneficial ownership.
(k)	Includes 12,619 shares of unvested restricted stock. Also includes 4,470 shares which represent Mr. Yun’s approximate holdings through the Profit Sharing Plan.
(l)	Includes 184,062 shares of unvested restricted stock, and 511,320 shares that may be purchased pursuant to options. Also includes 63,239 shares which represent the aggregate approximate holdings of these individuals through the Profit Sharing Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing compensation programs for the executive officers. In this discussion and analysis we will address the compensation determinations and the rationale for those determinations relating to the Company’s chief executive officer, chief financial officer, and the next three most highly compensated executive officers, whom we refer to collectively as the “named executive officers”.

This discussion should be read together with the compensation tables and related narrative for the named executive officers that can be found in this Proxy Statement following this discussion. Unless otherwise indicated, any references to a particular year in the following discussion means the fiscal year ended September 30th of such year.

Executive Summary

The Compensation Committee believes that executive compensation should be linked with the Company’s performance and that executive compensation should be significantly aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the Company’s current and future success.

The compensation of the named executive officers should be understood within the context of the Company’s business. The Company is an investment management organization focused on long-term performance. One of the Compensation Committee’s main goals is to focus the executives on the Company’s long-term performance. The Compensation Committee believes that long-term awards are effective tools for aligning the executives’ interests with long-term stockholder interests in order to increase overall stockholder value. In addition, the named executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids in the Company’s implementation of such long-term initiatives. However, a portion of the named executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve certain objectives and to attract and retain talented executives.

The Company’s compensation levels historically have been conservatively positioned as compared to its peer companies. The named executive officers are all employed at will, without employment agreements, guaranteed severance arrangements or payment arrangements that would automatically be triggered by a change in control of the Company. The Company does not provide any significant retirement plans or benefits for the executive officers other than the Franklin Templeton Profit Sharing 401(k) Plan (the “Profit Sharing Plan”), which is available to most of the Company’s employees.

Each element of compensation paid to the Company’s named executive officers is designed to support one or more of the objectives described below.

Objectives of the Compensation Program

Company-wide Objectives. In order to link executive compensation to the Company’s performance, the Compensation Committee considers a number of different financial and non-financial objectives it believes further the growth and welfare of the Company. In particular, the Compensation Committee may reward executives for continued improvement in some or all of the following Company-wide performance measures, among others:

• annual revenue	• operating income
• assets under management	• operating revenues
• diluted earnings per share growth	• operating profit margin

• earnings per share	• pre-tax operating income
• expense management	• profit margin
• net income	• sales
• investment management performance	• total return to stockholders

In recent years the Compensation Committee has placed an emphasis on diluted earnings per share growth, operating profit margin, pre-tax operating income, operating income growth and net sales as it believes these financial measures are significant indicators of the Company’s overall performance.

Business Unit Objectives. The Company-wide performance measures described above are driven by and reflect the combined performance of the Company’s numerous individual business units. However, the Compensation Committee recognizes that such Company-wide measures often may not fully reflect the individual performance and contributions made by the Company’s separate business units and their respective leaders. The Compensation Committee therefore believes that in addition to Company-wide objectives, individual objectives should be set for the executives that are linked to the growth and development of their respective business units. Such goals are specifically tailored to each business unit and include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. The Compensation Committee seeks to reward executives who achieve such objectives as they are designed to improve business unit performance and consequently the performance of the Company as a whole.

What the Compensation Program Rewards and its Relationship to the Company-wide and Business Unit Objectives

The compensation program for executive officers, including the named executive officers, consists primarily of a base salary and incentive compensation consisting of a combination of cash and equity bonuses based upon the achievement of business unit and Company-wide objectives.

Each element of compensation is designed to reward different results as summarized below:

Compensation Element	Designed to Reward	Relationship to the Objectives
Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provides a minimum, fixed level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance

Short-term Incentive Compensation	Success in achieving shorter term objectives	Motivate and reward executives to achieve specific Company-wide and business unit objectives Provide competitive compensation to attract and retain talented executives

Long-term Incentive Compensation	Continued excellence and attainment of objectives over time	Motivate and reward executives to achieve long-term business unit and Company-wide objectives

	Success in long-term growth and development	Align the executives’ interests with long-term stockholder interests in order to increase overall stockholder value Provide competitive compensation to attract and retain talented executives

The Elements of Executive Compensation

Base Salary. Salaries are a necessary part of any compensation program. The Compensation Committee believes that base salaries for the named executive officers should be limited to a reasonable base compensation for the day-to-day performance of their job responsibilities, and that the majority of their pay should be in variable compensation tied to performance. Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. Base salaries are evaluated by the Compensation Committee annually for all named executive officers and in general remain static unless the individual is promoted or the Compensation Committee determines that an adjustment is necessary due to compensation or economic trends in the industry.

Short-term and Long-term Incentive Compensation. The Compensation Committee believes that named executive officers should be encouraged to enhance the Company’s performance by linking the receipt of a significant portion of their compensation to the achievement of business unit and Company-wide objectives.

To facilitate the Company’s incentive program, each year the Compensation Committee establishes an award pool, under the Annual Incentive Plan, from which grants are made to named executive officers and other salaried employees of the Company to reward performance. The size of the award pool available for bonus payments is set by the Compensation Committee as a percentage (not to exceed 20%) of the Company’s net operating income, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary and certain special items, and before the accrual of awards under incentive plans (referred to as “pre-tax operating income” or “PTOI”).

In determining the percentage of pre-tax operating income that will go into the award pool, the Compensation Committee considers the recommendation of the Company’s Human Resources Group as to the appropriate size of the award pool. In preparing its recommendation, senior members of the Human Resources Group meet periodically with the CEO to discuss competitive compensation, retention, funding requirements and other significant compensation issues. In addition, the CEO meets with the Chief Financial Officer (“CFO”) to review the quarterly financial performance of the Company over the most recent quarters and the last two years, and in particular focuses on the Company’s year-over-year results with regard to the Company-wide performance measures set forth under the heading “Company-wide Objectives” above. All of these factors are taken into account in preparing the recommendation for the percentage of pre-tax operating income that will go into the award pool. The recommendation is reviewed and endorsed by the CEO prior to its presentation to the Compensation Committee.

Grants from the award pool generally consist of a combination of a cash bonus and restricted stock or restricted stock units. The awards are generally comprised of 65% cash and 35% restricted stock or restricted stock units, in each case with deferred vesting over time. Executives whose aggregate incentive awards are in excess of $1.0 million typically receive any amount in excess of $1.0 million in the form of 50% cash and 50% restricted stock or restricted stock units. Any amount in excess of $5.0 million is usually in the form of restricted stock or restricted stock units.

Equity awards are generally granted in the form of restricted stock or restricted stock units rather than options, in part, because the Compensation Committee believes that in the current market restricted stock is a better motivational tool than options. However, the Compensation Committee may, in its discretion, award options to executives in the future.

As noted above, up to 65% of grants from the award pool consist of a cash bonus. The use of a cash bonus is designed to reward an executive for achievement of shorter term objectives. Grants of restricted stock and restricted stock units are designed to reward an executive for continued excellence and attainment of longer-term objectives. In addition, because these awards are subject to time vesting, they help to focus an executive on the Company’s long-term growth and development and aid in retention. The Compensation Committee believes that as an executive’s compensation increases, the percentage of compensation received in stock should increase, such that an executive’s interests continue to be aligned with those of the other stockholders. In addition, in order to further align the named executive officers’ interests with stockholders, each executive is required to comply with the Company’s stock ownership guidelines. For additional details regarding these guidelines, see “Other Considerations—Stock Ownership Requirements” below and “Corporate Governance—Stock Ownership Guidelines” elsewhere in this Proxy Statement.

As part of the Company’s incentive program, the Company also maintains the 2004 Key Executive Incentive Compensation Plan, or KEIP, which is a sub-plan under the Annual Incentive Plan for the key executives. In order to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), in fiscal year 2008 the Compensation Committee selected each of the named executive officers as eligible participants in the 2004 Key Executive Incentive Compensation Plan. Prior to fiscal year 2008, the CEO was the only participant in this plan. Awards under the KEIP are intended to qualify for a tax deduction under Section 162(m) of the Internal Revenue Code. Annual awards under the KEIP to any one participant may not exceed $15,000,000 per year and all such awards are deducted from the Company’s award pool under the Annual Incentive Plan for that year.

Supplemental Compensation. Occasionally, the Compensation Committee may determine that recognition of significant contributions is warranted, or that specific action is required for retention purposes. In such cases, additional cash, long-term restricted stock or restricted stock unit awards may be granted to certain executives.

Outside Consultant

Role of Outside Consultant. Each year, the Compensation Committee engages a third-party compensation consultant to provide objective analyses of, and counsel on, the Company’s executive compensation program and practices. The Compensation Committee currently engages Mercer, Inc. as its third-party consultant for this review. The role of the consultant is set by the Compensation Committee and, in general, the consultant is used to assess objectively all elements of compensation paid to the named executive officers, including market competitiveness of base, variable and long-term compensation.

Determination of Outside Consultant’s Objectivity. The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. To that end, the Compensation Committee is solely responsible for retaining and terminating the consultant and determining the terms and conditions of their engagement, including the fees charged. Mercer provides the Compensation Committee at least annually with an engagement letter which describes the engagement terms and scope of services it will provide to the Compensation Committee, as well as a disclosure of the services and related fees for non-executive compensation related services provided by Mercer to the Company and its subsidiaries. The Compensation Committee then determines whether Mercer’s advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps Mercer takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

•	Mercer has established global business standards designed to manage potential conflicts of interest and ensure the objectivity and integrity of the advice provided to the Compensation Committee.

•	Mercer’s compensation consultants are not compensated based upon client revenue from other lines of business or other affiliates.

•	Mercer’s consulting advice is internally peer reviewed before rendered.

•	Mercer’s consulting relationships are subject to annual review by the Compensation Committee.

•	Pursuant to the Compensation Committee’s engagement of Mercer, Mercer is required to obtain approval before undertaking any executive compensation work for the Company or any of its affiliates.

•	The total amount of fees for consulting services to the Compensation Committee paid to Mercer for fiscal year 2008 was $26,850.

•

During the same period, the Company paid Mercer and its affiliates $1,384,000 for a variety of human resources consulting services to the Company and its subsidiaries, in areas including retirement, health and benefits, and communication.

•	Affiliates of Mercer may provide other unrelated types of services to the Company and its subsidiaries.

The Compensation Committee believes that Mercer provides the Compensation Committee with objective advice and such advice is not compromised by Mercer’s role in providing the other consulting services to the Company and its subsidiaries described above.

Peer Group Companies

As part of its analysis, Mercer compares the named executive officers’ compensation to the compensation of executive officers performing similar functions among a peer group of other publicly traded investment management companies. This comparison takes into account the performance of the Company relative to the other companies, the executives’ comparative roles, responsibilities and performance at such companies, and the market size and composition data for such comparable companies. The Compensation Committee reviews such companies’ compensation for comparison purposes but this review is not the determining factor as it is only one of many factors that are considered by the Compensation Committee in setting compensation.

The peer group companies reviewed and reported on by Mercer during the year included: Affiliated Managers Group Inc., AllianceBernstein L.P., Blackrock Inc., Federated Investors Inc., Invesco Ltd., Janus Capital Group, Legg Mason Inc. and T. Rowe Price Group. These peer group companies were selected by the outside consultant in consultation with senior members of the Human Resources Group. The peer group companies are all publicly traded investment management companies that compete with the Company.

Chief Executive Officer’s Compensation

Starting Point. In setting the Chief Executive Officer’s compensation, the Compensation Committee takes into account several factors, both internal and external to the Company. As the Company’s highest ranking officer, the CEO is responsible for overseeing all of the Company’s operations and results, implementing the Company’s strategic objectives and providing direction and leadership to the Company. The Compensation Committee therefore believes that the CEO’s compensation should normally be higher than the compensation paid to other named executive officers and should be linked to Company-wide measures and objectives. In particular, the Compensation Committee has determined that a large percentage of the CEO’s compensation should be at risk and linked to the achievement of objectives based upon the Company’s performance with regard to certain significant financial metrics.

While the Compensation Committee believes that the Company’s financial performance should be the main driver of CEO pay, it also believes the CEO’s individual performance with regard to relevant non-financial objectives and achievements during the year should be taken into account. Such non-financial objectives for the CEO include investment performance, customer service, technology and human resource objectives, as well as goals regarding the Company’s compliance with laws and regulations and the maintenance of excellence in its corporate governance practices, among other things. To ensure that attention is given to these factors in addition to the financial measures, the Compensation Committee maintains the authority and discretion to reduce the CEO’s Section 162(m) compliant incentive pay or to provide supplementary compensation that is not deductible under Section 162(m).

Compensation Structure. In setting the CEO’s compensation, every year the Compensation Committee reviews (i) the Company’s performance (both financial and non-financial), (ii) compensation reports (which we refer to as “tally sheets”) regarding the amounts paid to the CEO in prior years as salary, bonus, perquisites and other compensation (including a sensitivity analysis regarding the CEO’s vested and unvested stock), (iii) a report, market survey information and recommendations provided by the Compensation Committee’s third-party compensation consultant, and (iv) relevant non-financial information, such as data regarding achievements in investment performance, customer service, technology and human resource objectives, the Company’s compliance with laws and regulations and the maintenance of excellence in its corporate governance practices. Based upon these reviews, the Compensation Committee determines the CEO’s compensation for the current fiscal year and potential compensation for the upcoming fiscal year.

Base Salary. In keeping with its stated philosophy, the Compensation Committee limits the CEO’s base salary opportunity and has structured the majority of the CEO’s potential compensation around incentive grants. For fiscal year 2008, Mr. G. Johnson’s base salary remained at $780,132, unchanged since January 1, 2000. In September 2008, Mr. Johnson and his direct reports, including each of the named executive officers, determined that they would each take a 10% salary reduction as of the start of fiscal year 2009. These salary reductions were initiated by management as part of the Company’s overall efforts to contain costs and were not a reflection of individual performance.

Incentive Compensation. The incentive grants awarded to Mr. G. Johnson under the KEIP specify potential awards of cash and restricted stock that may be earned by the CEO only upon the achievement of specific financial objectives by the Company. In general, the Compensation Committee has granted annual incentive awards to the CEO which are based upon objectives for that fiscal year as set by the Committee. Such grants are made under the Company’s KEIP (as described above).

In fiscal year 2008, the Compensation Committee decided to continue its philosophy of linking the majority of the CEO’s potential compensation to the achievement of specified performance measures by the Company. The Compensation Committee set performance goals based upon:

•	the Company’s operating profit margin percentage; and

•

the combined average of the percentage growth of diluted earnings per share (“DEPS”) and PTOI (as previously defined under “The Elements of Executive Compensation—Short-term and Long-term Incentive Compensation”) when compared to the previous year.

The Compensation Committee set a range of performance targets for the CEO based on the Company’s operating profit margin percentage for fiscal year 2008 as follows: if the Company’s operating profit margin was less than 24%, no award would be paid to the CEO; if the Company’s operating profit margin was 24% to less than 28%, the CEO would receive $1,680,000 in compensation; if the Company’s operating profit margin was 28% to less than 33%, the CEO would receive $1,890,000 in compensation; and if the Company’s operating profit margin was 33% or greater, the CEO would receive $2,100,000 in compensation.

The Company’s operating profit margin percentage for fiscal year 2008 was 34.8%. For the achievement of this financial goal, the Compensation Committee awarded the CEO $2.1 million. Such amount was paid in fiscal year 2009 and, in keeping with the Company’s payment philosophy the first $1 million was awarded 65% in cash and 35% in restricted stock and amounts in excess of $1 million were awarded 50% in cash and 50% in restricted stock. All awards of restricted stock were subject to vesting over a period of three years from the date of grant.

The Compensation Committee set a range of performance targets for the CEO based on the combined average of the percentage growth of DEPS and PTOI for fiscal year 2008 when compared to fiscal year 2007 as follows: if the combined average for fiscal year 2008 over fiscal year 2007 was less than 5%, no award would be paid to the CEO; if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 5% to less than 10%, the CEO would receive $980,000 in compensation; if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 10% to less than 15%, the CEO would receive $2,450,000 in compensation; if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 15% to less than 20%, the CEO would receive $3,920,000 in compensation; and if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 20% or greater, the CEO would receive $4,900,000 in compensation.

In fiscal year 2008, the Company did not achieve the minimum target set by the Compensation Committee for the combined average of the percentage growth of DEPS and PTOI when compared to the previous year. Consequently, the CEO forfeited his right to receive this portion of his incentive award.

Supplemental Compensation. Despite the Company’s and the CEO’s strong performance and achievements throughout the fiscal year, Mr. G. Johnson did not receive his target incentive bonus award under the KEIP for fiscal year 2008 because the Company did not achieve certain of the targets set by the Compensation Committee at the start of the year. After the close of the fiscal year, the Compensation Committee agreed to award the CEO a supplemental award of $2.4 million, payable 50% in cash and 50% in restricted stock for fiscal year 2008. The award of restricted stock is subject to vesting over a period of three years from the date of grant.

In determining to grant the CEO this supplemental award, the Compensation Committee took into consideration, among others, the following factors:

•	The Company’s operating income reached an all time high in fiscal year 2008, increasing by 1.5% over fiscal year 2007.

•	Mr. G. Johnson enhanced and expanded the Company’s global growth capability during fiscal year 2008 by building the Company’s pan-European asset management capability.

•

Under Mr. G. Johnson’s leadership, the Company successfully increased its fixed income assets globally during fiscal year 2008. In the United States, the Company’s non-proprietary market share of fixed income fund new sales increased from 11% to 13% as compared to fiscal year 2007.

•	The Company’s total shareholder return for fiscal year 2008 outperformed the S&P 500 Financials Index by nine percentage points.

The supplemental award was set by the Compensation Committee at an amount that would continue to motivate the CEO to achieve the Company’s long term goals but which did not bring him to the level of compensation he would have received had he been awarded his full target bonus for fiscal year 2008.

Review. All of the compensation elements awarded to the CEO described above were reviewed by the Company’s third party consultant, who advised the Compensation Committee that they were reasonable, consistent with market practices, significantly performance based and aligned with Company objectives. The Compensation Committee believes that the CEO’s compensation package is reasonable and appropriate and that it is aligned with the interests of the Company’s stockholders.

Senior Executive Officer Compensation

Starting Point. Similar to its view on the CEO’s compensation, the Compensation Committee believes that the majority of compensation that may be earned by the other named executive officers (excluding the CEO, the “Senior Executives”) should be directly linked to performance. The Committee therefore also limits the Senior Executives’ base salary opportunity and has structured the majority of their potential compensation around incentive grants.

Base Salary. As described above, in September 2008, Mr. Johnson and his direct reports, including each of the Senior Executives, determined that they would each take a 10% salary reduction as of the start of fiscal year 2009. These salary reductions were initiated by management as part of the Company’s overall efforts to contain costs and were not a reflection of individual performance.

Company-wide Objectives. Historically, the Compensation Committee linked each of the Senior Executive’s compensation to the business unit for which he or she was responsible. However, in setting the Senior Executives’ incentive compensation in fiscal year 2008, the Compensation Committee determined that Senior

Executives’ compensation should also be directly linked to Company-wide performance measures. The Committee found that while the business unit performance objectives set for individual Senior Executives were an important incentive in achieving improved overall Company performance, a more direct link between Company-wide performance and compensation was also appropriate.

The Committee therefore established performance targets under the Company’s KEIP for each Senior Executive that were identical to the CEO’s. See “Chief Executive Officer’s Compensation—Incentive Compensation” above. These financial performance goals and key strategic objectives established the maximum amount of funding, and also the maximum possible payout for the four Senior Executives for fiscal year 2008.

Award Determinations for Company-wide Objectives. The Compensation Committee set a range of performance targets for the Senior Executives based on the Company’s operating profit margin percentage for fiscal year 2008 as follows: if the Company’s operating profit margin was less than 24%, no award would be paid to the Senior Executives; if the Company’s operating profit margin was 24% to less than 28%, the Senior Executives would receive 80% of the maximum amount of their award; if the Company’s operating profit margin was 28% to less than 33%, the Senior Executives would receive 90% of the maximum amount of their award; and if the Company’s operating profit margin was 33% or greater, the Senior Executives would receive the maximum amount of their award. The maximum amount each Senior Executive could receive for the achievement of this performance target was $720,000 for Vijay C. Advani and $420,000 for each of Jennifer J. Bolt, Kenneth A. Lewis and William Y. Yun.

The Company’s operating profit margin percentage for fiscal year 2008 was 34.8%. For the achievement of this financial goal, the Compensation Committee awarded the following amounts to each of the Senior Executives: Vijay C. Advani received $720,000; and Jennifer J. Bolt, Kenneth A. Lewis and William Y. Yun each received $420,000. All such amounts were paid in fiscal year 2009 and were awarded 65% in cash and 35% in restricted stock. All awards of restricted stock were subject to vesting over a period of three years from the date of grant.

The Compensation Committee set a range of performance targets for the Senior Executives based on the combined average of the percentage growth of DEPS and PTOI for fiscal year 2008 when compared to fiscal year 2007 as follows: if the combined average for fiscal year 2008 over fiscal year 2007 was less than 5%, no award would be paid to the Senior Executives; if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 5% to less than 10%, the Senior Executives would receive 20% of the maximum amount of their award; if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 10% to less than 15%, the Senior Executives would receive 50% of the maximum amount of their award; if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 15% to less than 20%, the Senior Executives would receive 80% of the maximum amount of their award; and if the Company’s combined average for fiscal year 2008 over fiscal year 2007 was 20% or greater, the Senior Executives would receive the maximum amount of their award. The maximum amount each Senior Executive could receive for the achievement of this performance target was $1,680,000 for Vijay C. Advani and $980,000 for each of Jennifer J. Bolt, Kenneth A. Lewis and William Y. Yun.

As discussed above, in fiscal year 2008, the Company did not achieve the target combined average of the percentage growth of DEPS and PTOI when compared to the previous year set by the Compensation Committee at the start of the year. Consequently, each of the Senior Executives forfeited his or her right to receive this portion of the incentive award.

Business Unit Objectives. In setting the Senior Executives’ incentive compensation, the Compensation Committee recognizes that each Senior Executive may be most able to directly influence the business unit for which he or she is responsible. The Committee therefore believes that, in addition to Company-wide objectives, it is appropriate to reward each Senior Executive for the achievement of objectives that are directly linked to the growth and development of their respective business unit. While such goals are inherently business unit based, overall they are designed to further the Company-wide objectives.

Each year the Company conducts a review process in which goals are developed for each business unit by the CEO, the Senior Executive who leads the business unit and the Company’s business planning group. Each unit’s goals are specifically tailored to each business unit because of their different business functions and are not always easily comparable. However, each unit’s goals (and thus those of the responsible Senior Executive) typically include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives.

During fiscal year 2008, each of the Senior Executives focused on meeting business unit objectives. Descriptions of the material objectives set for and subsequently achieved by the Senior Executives are set forth below:

Vijay C. Advani, Executive Vice President – Global Distribution

Mr. Advani is responsible for the Company’s global retail and institutional distribution strategies and initiatives, including sales, marketing, client service and product development. In addition to his position as Executive Vice President of Global Advisor Services, in June 2008, Mr. Advani was promoted to Executive Vice President – Global Distribution, with oversight of both retail and institutional distribution. In fiscal year 2008, Mr. Advani strategically launched new products to drive growth in global markets resulting in gross sales that were above target in a challenging market environment. Three quarters of the countries the Company operates in produced higher gross sales than in the prior year. Mr. Advani also initiated the integration of the retail and institutional channels into a single global distribution platform.

Jennifer J. Bolt, Executive Vice President, Operations and Technology

Ms. Bolt oversees global operations in the transfer agency, investment management services, technology, e-business and the banking business units. In the past year, Ms. Bolt and her business unit improved Franklin Templeton Investor Services’ phone quality and transaction quality over fiscal year 2007. Under Ms. Bolt’s watch, revenue from this business unit increased while expenses were reduced. In addition, the Company began directly servicing all Company-sponsored higher education 529 savings accounts during fiscal year 2008 to improve servicing and reduce associated future servicing costs for these plans by an estimated $1 million.

Kenneth A. Lewis, Executive Vice President and Chief Financial Officer

Mr. Lewis directs the Company’s finance division and oversees the financial performance of the organization, including the Company’s balance sheet profile. Mr. Lewis led initiatives to identify and implement cost reduction efforts in response to the unprecedented market volatility experienced in fiscal year 2008. Mr. Lewis continued to oversee the Company’s balance sheet profile, which resulted, in part, in Standard & Poor’s raising its long and short term credit ratings on the Company to AA- and A-1+ from A+ and A-1, respectively.

William Y. Yun, Executive Vice President, Alternative Strategies

During fiscal year 2008, Mr. Yun was promoted to Executive Vice President, Alternative Strategies, a new role dedicated to overseeing the Company’s specialized and alternative investment business, which includes local asset management, joint ventures, real estate, fund of funds business and dedicated private equity. During fiscal year 2008, Mr. Yun leveraged the Company’s global fixed income capabilities and increased business development efforts resulting in institutional gross sales exceeding its target. Mr. Yun also facilitated the development and launch of a new fund, the World Perspectives Fund, designed to leverage the Company’s local asset management capabilities into a single product which is expected to support a key corporate priority for fiscal year 2009 of strengthening the Company’s local asset management business around the globe.

Award Determinations for Business Unit Objectives. For fiscal year 2008, each Senior Executive was rewarded in relation to such executive’s performance in achieving his or her objectives. Twice a year the CEO, aided by the Company’s business planning group, evaluates each Senior Executive and his or her respective business unit’s progress in achieving its goals. In addition, the CEO works with senior members of the Company’s Human Resources Group to recommend the appropriate award amount for each Senior Executive based upon such performance. As a part of this process the Human Resources Group conducts and reviews with the outside Compensation Committee consultant an analysis of competitive compensation by peer companies (as set forth above under “Peer Group Companies”), compares previous year over year performance and compensation paid to the executive, considers internal pay equity issues and reviews third party executive compensation surveys related generally to the financial services industry and specifically to the asset management industry. In addition, the Human Resources Group prepares tally sheets which include cash, equity and other compensation paid to each Senior Executive in prior periods as well as an analysis of the total projected wealth accumulation for such executive over the next five years. Upon completion of this review process, management presents the performance evaluations to the Compensation Committee and the CEO makes a recommendation regarding the appropriate level of incentive compensation in relation to the objectives achieved.

The Compensation Committee reviews and discusses the evaluations, competitive compensation information, tally sheets and the compensation recommendations for each Senior Executive. Based upon this review, the Compensation Committee assesses the reasonableness of the compensation recommendations and sets each Senior Executive’s incentive compensation for the fiscal year. For fiscal year 2008, the Compensation Committee determined that it was appropriate to set Mr. Advani’s potential incentive compensation opportunity at a higher rate than that of the other Senior Executives because of Mr. Advani’s particular responsibilities and contributions to the Company.

In addition to the incentive compensation paid to the Senior Executives under the KEIP, as described above under “Award Determinations for Company-wide Objectives,” the Compensation Committee awarded the following amounts to each of the Senior Executives for the achievement of specific business unit objectives: Vijay C. Advani received $1,305,000; Jennifer J. Bolt and William Y. Yun each received $780,000; and Kenneth A. Lewis received $680,000. All such amounts were paid in fiscal year 2009 and were awarded in cash and restricted stock. In keeping with the Company’s payment philosophy, the first $1 million of all incentive awards, including amounts awarded for the achievement of Company-wide objectives described above, was awarded 65% in cash and 35% in restricted stock and amounts in excess of $1 million were awarded 50% in cash and 50% in restricted stock. All awards of restricted stock are subject to vesting over a period of three years from the date of grant.

All grants of incentive compensation to the Senior Executives are made from the Company’s Annual Incentive Plan award pool for the year, as described previously. The Compensation Committee believes that limiting incentive grants to what is available under the award pool helps to assure that although certain grants to the Senior Executives are based on the achievement of individual and business unit objectives, the overall performance of the Company remains an important factor in deciding the level of incentive compensation available to an executive. In keeping with the Company’s compensation philosophy, payments of incentive compensation to Senior Executives are made up of a combination of a cash bonus and restricted stock or restricted stock units. Restricted stock and restricted unit grants generally vest over a three-year period after grant. The Compensation Committee believes that requiring time-based vesting of equity incentive grants helps to align executives’ long-term interests with those of stockholders and aids in retention.

Benefits and Perquisites

All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the Company’s employees. Executive officers (other than those who directly, or through attribution of shares held by certain family members, hold 5% or more of the Company’s stock) are also eligible to participate in the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (“ESIP”) on similar terms to the Company’s other employees. Under the ESIP a participant may elect to have

1% – 10% of his or her payroll deducted to purchase up to the lesser of $22,500 in value or 2,000 shares of the Company’s common stock at a specified price. In addition, all of the executive officers may also participate in the Profit Sharing Plan. Similar to the Company’s other employees and subject to completion of an initial employment period and subsequent vesting period, up to 6% of an executive’s eligible compensation contributed to the Profit Sharing Plan is 50% matched by the Company. The Company’s Board of Directors reviews and approves all corporate contributions to the Profit Sharing Plan.

The Company provides certain perquisites to its executive officers it believes aids the executives in their execution of Company business. For example, occasional personal use of Company aircraft and membership in airline clubs are provided to enable named executive officers to devote additional and efficient time to Company business when traveling. In addition, the Company sponsors memberships in social clubs and provides tickets to events to provide for the entertainment of clients and prospective clients. Perquisites and other benefits represent a small part of the Company’s overall compensation package. The Compensation Committee believes the value of perquisites and other benefits are reasonable in amount and consistent with its overall compensation plan. For additional information on perquisites and other benefits please see the Summary Compensation Table elsewhere in this Proxy Statement.

Termination/Change in Control Matters

Currently, the Company’s named executive officers are employed on an “at will” basis, without any written employment or severance agreements. Accordingly, the named executive officers are not entitled to any particular severance benefit upon termination of employment by the Company. The Company may, however, provide severance on a case-by-case basis in its discretion as approved by the Compensation Committee. In addition, the Company has not entered into any agreement with any named executive officer that provides for additional payments solely on account of a change in control of the Company. The Company’s only change in control provisions are found in existing compensation plans and apply to all participants in those plans.

Tax Considerations

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Code. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer or any other of its three most highly compensated executive officers (other than the principal financial officer). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. The Compensation Committee expects that the majority of performance-based awards either in the form of cash or restricted stock should qualify for the performance-based compensation exception to Section 162(m). The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Other Considerations

Stock Ownership Requirements. As discussed in greater detail under the heading “Corporate Governance—Stock Ownership Guidelines” in this Proxy Statement, the Board of Directors has adopted guidelines for the directors and certain of the senior officers, including each of the named executive officers, concerning their ownership of the Company’s common stock. The ownership guidelines specify the minimum amount of shares that the directors and such officers should own. The purpose of the stock ownership guidelines is to more closely align the interests of the directors and such officers with the interests of the Company’s other stockholders through good and bad economic times. In addition, the stock ownership guidelines are designed to strengthen the link between long-term Company performance and executive compensation.

Timing of Awards. The Compensation Committee’s general practice is to make award decisions for the previous fiscal year and review salaries of the Company’s executive officers in November. This time frame allows the Compensation Committee to review a full year of the executives’ performance as well as a full year of the Company’s performance, given that the Company’s fiscal year ends on September 30th and the press release containing the Company’s earnings for the fiscal year typically is released in late October.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Respectfully Submitted:

Compensation Committee

Charles Crocker (Chairman)

Samuel H. Armacost

Joseph R. Hardiman

Thomas H. Kean

SUMMARY COMPENSATION TABLE

The following table provides compensation information for the Company’s named executive officers for the fiscal years ended September 30, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(4)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)(4)	All Other Compensation ($)(5)(6)		Total ($)
Gregory E. Johnson	2008	780,132	1,200,000		4,276,187	1,200,000	150,111	(7)	7,606,430
President and Chief Executive Officer	2007	780,132	500,000		3,135,040	2,650,000	61,126		7,126,298

Kenneth A. Lewis	2008	497,917	427,000		199,840	273,000	107,413	(8)	1,505,170
Executive Vice President and Chief Financial Officer	2007	396,111	675,000	(9)	116,093	—	20,777		1,207,981

Vijay C. Advani	2008	525,000	694,500		934,737	468,000	112,549	(10)	2,734,786
Executive Vice President—Global Distribution	2007	525,000	1,500,000		628,266	—	53,514		2,706,780

Jennifer J. Bolt	2008	506,250	477,000		478,085	273,000	34,387	(11)	1,768,722
Executive Vice President, Operations and Technology	2007	450,000	950,000		362,551	—	38,691		1,801,242

William Y. Yun	2008	525,000	477,000		459,679	273,000	88,217	(12)	1,822,896
Executive Vice President, Alternative Strategies	2007	525,000	900,000		358,731	—	55,110		1,838,841

(1)	Represents the cash portion of the bonus awarded under the Company’s Annual Incentive Compensation Plan (the “AIP”), a discretionary performance-based award made at the end of each fiscal year.
(2)	Represents financial accounting expense recognized in accordance with the requirements of FAS 123R (but disregarding estimates for forfeitures, if any) in the specified year for grants made in such years and prior years. Additional information is set forth in the “Grants of Plan-Based Awards (Fiscal Year 2008)” table below. See “Note 15—Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the Securities and Exchange Commission on November 25, 2008 for further details.
(3)	Represents the cash portion of awards made under the Company’s KEIP for fiscal year 2008. In fiscal year 2008, all of the named executive officers (the “NEOs”) participated in the KEIP. In fiscal year 2007, Mr. Gregory E. Johnson was the sole participant in the KEIP. See “Compensation Discussion and Analysis—The Elements of Executive Compensation—Incentive Compensation” above for more details.
(4)	For purposes of determining the split between cash and restricted stock granted to the NEOs, incentive awards made under the KEIP are calculated first. Awards up to $1.0 million under the KEIP consists of 65% cash and 35% restricted stock and amounts awarded in excess of $1.0 million and up to $5.0 million consist of 50% cash and 50% restricted stock. Thereafter, incentive awards granted under the AIP are calculated as follows: (a) if the KEIP award was more than $1.0 million, the entire AIP award consists of 50% cash and 50% restricted stock; and (b) if the KEIP award was less than $1.0 million, the amount of the AIP award equal to the difference between $1.0 million and the KEIP award consists of 65% cash and 35% restricted stock and the remaining AIP award, if any, consists of 50% cash and 50% restricted stock.
(5)	Includes $10,160 contributed by the Company to each of the named executive officers pursuant to the Profit Sharing Plan as a discretionary profit sharing contribution approved by the Company’s Board of Directors and paid into each named executive officer’s 401(k) account. Also includes premium payments by the Company for group term life, supplemental life insurance and accidental death and dismemberment insurance. In June 2008, the Company announced that it was reducing the number of days that it would cash out unused vacation for all of its employees, including the named executive officers. Prior to that change, all employees were encouraged by the Company to cash out their unused vacation rather than forfeit the vacation or take a significant amount of time off during fiscal year 2008. Messrs. Lewis, Advani and Yun cashed out unused vacation and were paid $70,606, $69,663 and $53,667, respectively.

(6)	The Company invited and expected the named executive officers and spouses of the named executive officers to attend certain off-site meetings of the Company’s Board of Directors. These events provide valuable opportunities for the Directors to meet and establish relationships with the Company’s executives. Amounts included in the “All Other Compensation” column include the incremental cost to the Company of items, including travel, visa, entertainment and hotel services for spouses of the named executive officers, and miscellaneous gifts given to the named executive officers and their spouses at those meetings. From time to time and when available, named executive officers and their spouses are permitted to use the Company’s or the Chairman of the Board’s aircraft for travel to these off-site meetings. The aggregate incremental cost to the Company of these additional passengers is a de minimis amount and consequently, no amount is included in this column when a spouse accompanies the named executive officer on the Company’s or the Chairman’s aircraft when the trip is primarily for business purposes.
(7)	For Mr. G. Johnson, includes, among other items, amounts paid or reimbursed by the Company for annual fees and tickets for sporting events and concerts. Includes $133,181 for personal use of the Company’s aircraft. The aggregate incremental cost of personal use of Company aircraft is calculated using the rate per nautical mile for each personal flight, published twice per year by Conklin & de Decker Associates, Inc. for each type of Company aircraft. Such amount is based on the published rate at the time of the personal flight use. These rates are used by a variety of corporate aviation operators for cost and budget estimation purposes. The rates include the estimated variable costs of operating aircraft, including fuel, labor and parts for most scheduled maintenance, engine, propeller and auxiliary power unit overhaul cost and parts repair and replacement costs, landing fees and expenses, supplies and catering and crew costs excluding salaries, benefits and fixed costs. The rates do not include the cost of periodic aircraft refurbishment, hangar costs, dues, subscriptions, weather and navigation services or the cost of insurance and administrative services. The rates also do not include depreciation or any tax benefit reductions due to personal use. The aggregate incremental costs in the table includes the cost of all nautical miles flown for positioning flights necessary to accomplish a personal flight and to return the aircraft to its next scheduled location, but do not include a charge for personal use by Company employees when the principal purpose of the flight was business related. Also includes $912 in tax gross-ups related to taxes incurred for spousal and family travel on the Company aircraft.
(8)	For Mr. Lewis, includes, among other items, amounts paid or reimbursed by the Company for annual fees, club dues and tickets for sporting events. Also includes $17,598 of Company matching grants and purchase discounts under the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (“ESIP”) and matching amounts contributed to the Profit Sharing Plan. Under the ESIP, for purchases made prior to August 1, 2008, the Company makes a matching contribution equal to 50% of each eligible participant’s salary deferrals, subject to certain limitations and requirements as set forth in the ESIP. Under the Profit Sharing Plan, up to 6% of an executive’s eligible compensation contributed to the plan is 50% matched by the Company into the executives’ 401(k) accounts.
(9)	For Mr. Lewis, an additional $25,000 is included as part of the second installment of a special bonus in connection with the sale of a former subsidiary. This bonus was earned prior to Mr. Lewis’ appointment as CFO and was paid in May of 2007.
(10)	For Mr. Advani, includes, among other items, amounts paid or reimbursed by the Company for annual fees and $23,138 of Company matching grants and purchase discounts under the ESIP and matching amounts contributed to Mr. Advani’s Profit Sharing Plan account. For details regarding Company matching grants, see note (8) above.
(11)	For Ms. Bolt, includes, among other items, amounts paid or reimbursed by the Company for annual fees, the incremental cost of personal use of Company-owned properties during fiscal year 2008 based on the annual incremental cost to the Company of the property pro-rated by the number of days of use, and Company matching amounts contributed to Ms. Bolt’s Profit Sharing Plan account. Includes the incremental cost to the Company for personal use by Ms. Bolt of the Company’s aircraft. See Note (7) above regarding calculations used to determine the aggregate incremental cost of personal use of Company aircraft. Also includes $912 in tax gross-ups related to taxes incurred for spousal travel on the Company aircraft.
(12)	For Mr. Yun, includes, among other items, $23,238 of Company matching grants and purchase discounts under the ESIP and matching amounts contributed to Mr. Yun’s Profit Sharing Plan account. For details regarding Company matching grants, see note (8) above.

GRANTS OF PLAN-BASED AWARDS (FISCAL YEAR 2008)

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2008.

	Plan(1)	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Target ($)		Maximum ($)
Gregory E. Johnson	KEIP		1,480,000	2,650,000	2,650,000
President and Chief Executive Officer	KEIP	11/05/07				3,160,000	(5)	4,350,000	(5)
	KEIP	11/05/07						3,000,000	(6)

Kenneth A. Lewis	KEIP		345,800	752,000	850,000
Executive Vice President and Chief Financial Officer	AIP	11/05/07								2,875	(7)	350,060

Vijay C. Advani	KEIP		592,800	1,182,000	1,350,000
Executive Vice President—Global Distribution	AIP	11/05/07								9,856	(7)	1,200,067

Jennifer J. Bolt	KEIP		345,800	752,000	850,000
Executive Vice President, Operations and Technology	AIP	11/05/07								5,339	(7)	650,077

William Y. Yun	KEIP		345,800	752,000	850,000
Executive Vice President, Alternative Strategies	AIP	11/05/07								4,928	(7)	600,033

(1)	Incentive awards are granted to the named executive officers under either the AIP or the KEIP, which is a sub-plan under the AIP. Incentive awards made under the AIP and KEIP typically include restricted stock and such awards are granted under the Company’s 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”). For a description of the allocation between cash and restricted stock awards under the AIP and KEIP, see footnote (4) to the Summary Compensation Table above.
(2)	Determined pursuant to FAS 123R.
(3)	Represents the cash portion of awards that may be made under the KEIP for fiscal year 2008.
(4)	Amounts do not include the equity portion of awards that may be made under the KEIP for fiscal year 2008 because such awards were granted in fiscal year 2009. Please refer to footnote (4) to the Summary Compensation Table and the Compensation Discussion and Analysis (“CD&A”) above for a description of the breakdown between cash and equity components of the KEIP awards for each of the named executive officers.
(5)	Represents the equity portion of awards that may have been made under the KEIP for fiscal year 2007, as discussed in last year’s CD&A, which were granted in fiscal year 2008. Grants of restricted stock include time vesting provisions such that the award would vest in thirds on August 29, 2008, August 31, 2009 and August 31, 2010. In accordance with the terms of the 2002 Stock Plan, the number of shares of restricted stock issued will be equal to the dollar amounts shown divided by the closing price on the NYSE of the Company’s common stock on the grant date. 34,002 shares of restricted stock were actually issued on the grant date.
(6)	Represents restricted stock awards under the KEIP as a long-term incentive award granted on November 5, 2007 by the Compensation Committee under the 2002 Stock Plan, as discussed in last year’s CD&A. In accordance with the terms of the 2002 Stock Plan, the number of shares of restricted stock issued was equal to the dollar amounts shown divided by the closing price on the NYSE of the Company’s common stock on the grant date. 24,639 shares of restricted stock were actually issued on the grant date. The shares will vest, if at all, in 2010 upon the achievement of Company performance measures over the three-year period from fiscal year 2008 through fiscal year 2010 as compared to peer companies for the following three measures: (i) net sales growth of U.S. retail open ended funds, (ii) net sales growth of international retail open ended funds, and (iii) Company mutual fund investment performance.
(7)	Represents restricted stock awards under the AIP granted on November 5, 2007 by the Compensation Committee under the 2002 Stock Plan. The awards were earned in fiscal year 2007 and granted in fiscal year 2008. The number of shares was determined by dividing the award value by the closing price of the Company’s common stock on November 5, 2007, the date of grant, rounded up to the nearest whole share. One-third of these restricted stock awards vested on August 29, 2008; the remaining shares will vest in equal portions on August 31, 2009 and August 31, 2010.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table presents information concerning the number and value of option and stock awards held by the named executive officers as of September 30, 2008.

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory E. Johnson	78,715	33.50	12/15/10	36,048	3,176,910	28,484	2,510,295
President and Chief Executive Officer	102,972	36.30	11/19/11
	102,972	34.77	12/14/12
	46,337	47.57	11/11/13

Kenneth A. Lewis	4,000	31.95	11/09/12	2,287	201,553	—	—
Executive Vice President and Chief Financial Officer	3,431	47.57	11/11/13

Vijay C. Advani	—	—	—	10,562	930,829	—	—
Executive Vice President—Global Distribution

Jennifer J. Bolt	20,594	37.27	11/16/10	6,566	578,662	—	—
Executive Vice President, Operations and Technology	9,347	33.50	12/15/10
	30,891	36.30	11/19/11
	20,891	31.95	11/09/12
	18,020	47.57	11/11/13

William Y. Yun	—	—	—	6,065	534,508	—	—
Executive Vice President, Alternative Strategies

(1)	All options held by the named executive officers have vested and are shown in this column.
(2)	Calculated by multiplying unvested shares by $88.13, the closing price of the Company’s common stock on September 30, 2008.

(3)	The following table sets forth the grant date, fully vested date, vesting schedule and number of unvested shares for each grant of restricted stock set forth above.

Name	Grant Date	Fully Vested Date	Vesting Schedule	Total Unvested Shares
Gregory E. Johnson	11/21/2006	8/31/2009	1/3rd on 8/31/07, 8/29/08 and 8/31/09	13,380
	12/15/2005	12/27/2009	Subject to achievement of performance criteria	3,845
	11/05/2007	8/31/2010	1/3rd on 8/29/08, 8/31/09 and 8/31/10	22,668
	11/05/2007	11/30/2010	Subject to achievement of performance criteria	24,639

Kenneth A. Lewis	11/02/2006	8/31/2009	1/3rd on 8/31/07, 8/29/08 and 8/31/09	371
	11/05/2007	8/31/2010	1/3rd on 8/29/08, 8/31/09 and 8/31/10	1,916

Vijay C. Advani	11/02/2006	8/31/2009	1/3rd on 8/31/07, 8/29/08 and 8/31/09	2,349
	9/22/2005	9/30/2009	1/3rd on 9/28/07, 9/30/08 and 9/30/09	1,643
	11/05/2007	8/31/2010	1/3rd on 8/29/08, 8/31/09 and 8/31/10	6,570

Jennifer J. Bolt	11/02/2006	8/31/2009	1/3rd on 8/31/07, 8/29/08 and 8/31/09	1,364
	9/22/2005	9/30/2009	1/3rd on 9/28/07, 9/30/08 and 9/30/09	1,643
	11/05/2007	8/31/2010	1/3rd on 8/29/08, 8/31/09 and 8/31/10	3,559

William Y. Yun	11/02/2006	8/31/2009	1/3rd on 8/31/07, 8/29/08 and 8/31/09	1,137
	9/22/2005	9/30/2009	1/3rd on 9/28/07, 9/30/08 and 9/30/09	1,643
	11/05/2007	8/31/2010	1/3rd on 8/29/08, 8/31/09 and 8/31/10	3,285

OPTION EXERCISES AND STOCK VESTED (FISCAL YEAR 2008)

The following table presents information regarding stock option exercises and stock awards vesting for the named executive officers during the fiscal year ended September 30, 2008.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory E. Johnson President and Chief Executive Officer	—	—	40,451	4,228,130

Kenneth A. Lewis	—	—	1,657	167,820
Executive Vice President and Chief Financial Officer

Vijay C. Advani	—	—	9,982	971,975
Executive Vice President—Global Distribution

Jennifer J. Bolt	5,613	328,810	5,831	565,353
Executive Vice President, Operations and Technology

William Y. Yun	—	—	5,728	550,317
Executive Vice President, Alternative Strategies

(1)	The value realized on exercise of stock options is calculated by subtracting the closing price of the Company’s common stock on the date of exercise from the exercise price of the stock option award and multiplying that resulting number by the number of shares that were exercised under such option award.
(2)	The value of each stock award is calculated by multiplying the closing price of the Company’s common stock on the date of vesting by the number of shares that vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has not provided the named executive officers with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment with us has ended or following a change in control.

As described under “Compensation Discussion and Analysis” above in this Proxy Statement, the named executive officers typically receive grants of incentive awards payable in the form of cash under the Company’s Annual Incentive Plan, the KEIP and restricted stock under the Company’s 2002 Stock Plan. Except as set forth below or as otherwise determined by the Compensation Committee, awards made to a named executive officer under such plans are forfeited upon voluntary or involuntary termination of executive’s employment with the Company. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce the awards payable under the Annual Incentive Plan or the KEIP.

Amended and Restated Annual Incentive Compensation Plan

In the event the employment of a participant under the Annual Incentive Plan terminates due to death or permanent disability, such participant is generally entitled to receive a single pro-rata cash payment of unvested awards under the plan based upon time served during the relevant performance period. If a participant’s employment terminates due to retirement, such participant may, at the discretion of the Compensation Committee, receive a single pro-rata cash payment of unvested awards based upon time served during the relevant performance period. To be eligible to receive a pro-rata payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company.

The Annual Incentive Plan does not expressly provide for any change-in-control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

Under the Annual Incentive Plan, involuntary termination of employment includes employment that is terminated by the Company as a result of the Company’s dissatisfaction with the job-related activities of the employee or conviction of the employee of a felony. No payments would be made in either of these events. For involuntary termination for any other reason, such as job elimination, the Compensation Committee, in its sole discretion, may (i) pay the participant a pro-rated incentive award based upon performance during the plan year to the date of termination or (ii) pay the participant’s full award under the plan (or any greater amount).

Key Executive Incentive Compensation Plan

As described in more detail under “Compensation Discussion and Analysis—The Elements of Executive Compensation—Incentive Compensation,” the 2004 Key Executive Incentive Compensation Plan, or KEIP, is a sub-plan under the Annual Incentive Plan. Consequently, all of the provisions described above regarding the Annual Incentive Compensation Plan apply to grants made under the KEIP. In addition, the KEIP includes separate terms regarding termination payments which are summarized below.

If the employment of a participant in the KEIP terminates due to death, permanent disability or retirement, such participant is generally entitled to receive payment of any unvested awards under the plan. In addition, if a participant terminates employment with the Company for any reason other than death, permanent disability or retirement, such participant’s unvested awards are generally required to be reduced proportionately based on the date of termination. To be eligible to receive a pro-rata payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company. To be eligible for awards in the event of permanent disability, the executive must be eligible for payments under the Company’s long-term disability insurance policy.

The KEIP does not expressly provide for any change-in-control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

2002 Stock Plan

Pursuant to the terms of the Company’s 2002 Stock Plan and applicable award agreements, any options that are exercisable by a named executive officer will remain exercisable for a period of (i) 180 days after termination of employment due to the death or permanent disability of the executive, and (ii) 90 days after termination of such executive’s employment for any other reason; provided that in no case will the option remain exercisable later than its expiration date.

Pursuant to the terms of the 2002 Stock Plan, a change in control of the Company means a proposed dissolution or liquidation of the Company or a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the award or substitute an equivalent award. The Compensation Committee must notify participants of such treatment no later than ten days prior to such proposed Transaction. To the extent not previously exercised, option grants and awards terminate immediately prior to the consummation of such proposed Transaction.

Compensation Committee Policy & Practice

Notwithstanding the discussion above, pursuant to the terms of the KEIP and the Annual Incentive Plan, the Compensation Committee, in its sole discretion, may eliminate or reduce any unvested awards otherwise payable to a participant following termination of employment. In addition, the Compensation Committee has the authority to pay the full award amount to a participant whose award would have otherwise been reduced or forfeited following termination of employment or a change in control. The Compensation Committee also has the discretion under the 2002 Stock Plan to determine the terms, conditions, performance criteria, restrictions, and other provisions of awards made under the 2002 Stock Plan.

As a general policy matter, the Compensation Committee limits the payment of unvested awards under the KEIP, the Annual Incentive Plan and the 2002 Stock Plan following a participant’s termination of employment or upon a change in control. Payments for unvested awards, if any, made to the named executive officers upon the termination of employment or upon a change in control are determined on a case-by-case basis by the Compensation Committee.

Estimated Payments Upon Termination

Due to the Compensation Committee’s general policy of limiting payments to the named executive officers following termination of employment and its authority to reduce or increase the payments otherwise available under such awards, the amounts payable to the named executive officers following termination of employment are not determinable.

The following table sets forth a range of the potential compensation that could become payable under the KEIP and the Annual Incentive Plan if a named executive officer’s employment had terminated on September 30, 2008. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2008 and, if applicable, based on the closing price of the Company’s common stock on that date.

Name	Death or Permanent Disability(1)(2)($)	Voluntary Termination(3)(4)($)	Involuntary Termination(3)(5)($)	Retirement(1)(6)($)
Gregory E. Johnson President and Chief Executive Officer	0 – 8,837,205	0 – 3,150,000	0 – 3,150,000	0 – 8,837,205

Kenneth A. Lewis Executive Vice President and Chief Financial Officer	0 – 851,553	0 – 650,000	0 – 650,000	0 – 851,553

Vijay C. Advani Executive Vice President—Global Distribution	0 – 2,430,829	0 – 1,500,000	0 – 1,500,000	0 – 2,430,829

Jennifer J. Bolt Executive Vice President, Operations and Technology	0 – 1,528,662	0 – 950,000	0 – 950,000	0 – 1,528,662

William Y. Yun Executive Vice President, Alternative Strategies	0 – 1,434,508	0 – 900,000	0 – 900,000	0 – 1,434,508

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2007 cash bonus, plus the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2008 Fiscal Year-End” table above, as determined in the discretion of the Compensation Committee. The value of unvested stock awards is based on the closing price of the Company’s common stock on September 30, 2008.
(2)	Permanent Disability means that the executive is eligible for payments under the Company’s long-term permanent disability insurance policy.
(3)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2007 cash bonus, as determined in the discretion of the Compensation Committee.
(4)	Under the Annual Incentive Plan, Voluntary Termination of employment generally means that an executive voluntarily resigned from employment at the Company.
(5)	Under the Annual Incentive Plan, involuntary termination of employment includes employment that is terminated by the Company as a result of the Company’s dissatisfaction with the job-related activities of the employee or conviction of the employee of a felony. No payments would be made in either of these events. For involuntary termination for any other reason, such as job elimination, the Compensation Committee, in its sole discretion, may (i) pay the participant a pro-rated incentive award based upon performance during the plan year to the date of termination or (ii) pay the participant’s full award under the plan (or any greater amount).
(6)	A person has retired if such person terminates employment with the Company after reaching age fifty-five (55) with at least ten (10) years of service to the Company. See footnote (1) above for the basis of the amounts in this column.

Estimated Payments Upon a Change in Control

None of the named executive officers have agreements which provide for payments upon a change in control of the Company. However, under the Company’s 2002 Stock Plan the Compensation Committee has the discretion to make a determination as to the equitable treatment of awards upon a change in control. The Compensation Committee may, in its discretion, make cash awards under the KEIP and the Annual Incentive Plan and awards of restricted stock under the 2002 Stock Plan following a change in control. The following table sets forth an estimate of the potential compensation that would become payable under the 2002 Stock Plan, the KEIP and the Annual Incentive Plan upon a change in control of the Company. A change in control of the Company is deemed to have occurred upon the occurrence of a Transaction as defined in the 2002 Stock Plan and specified above. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2008, and if applicable, based on the closing price of the Company’s common stock on that date.

Name	Cash(1)($)	Unvested Value of Restricted Stock(2)($)	Total($)
Gregory E. Johnson	0 – 3,150,000	0 – 5,687,205	0 – 8,837,205
President and Chief Executive Officer

Kenneth A. Lewis	0 – 650,000	0 – 201,553	0 – 851,553
Executive Vice President and Chief Financial Officer

Vijay C. Advani	0 – 1,500,000	0 – 930,829	0 – 2,430,829
Executive Vice President—Global Distribution

Jennifer J. Bolt	0 – 950,000	0 – 578,662	0 – 1,528,662
Executive Vice President, Operations and Technology

William Y. Yun	0 – 900,000	0 – 534,508	0 – 1,434,508
Executive Vice President, Alternative Strategies

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2007 cash bonus.
(2)	Amounts included in this column range from $0 to a maximum payment which is based on the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2008 Fiscal Year-End” table above and determined at the discretion of the Compensation Committee. The amounts are based on the closing price of the Company’s common stock on September 30, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2008, the following directors served as members of the Compensation Committee: Messrs. Crocker, Armacost, Hardiman and Kean. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2008, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During fiscal year 2008, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Franklin Resources, Inc. (the “Company”) currently consists of Chutta Ratnathicam (Chairman), Charles Crocker, Laura Stein and Louis E. Woodworth. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the written charter, which is attached as Appendix A to this Proxy Statement and posted in the corporate governance section of the Company’s website.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2008 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communication with Audit Committees), as amended.

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chairman)

Charles Crocker

Laura Stein

Louis E. Woodworth

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PricewaterhouseCoopers LLP (“PwC”) to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2008.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2008 and 2007 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	FISCAL YEARS ENDED
	2008	2007
	(in thousands)
Audit Fees (a)	$4,923	$5,030
Audit-Related Fees (b)	1,653	1,140
Tax Fees (c)	50	95
All Other Fees (d)	248	125

TOTAL FEES	$6,874	$6,390

(a)	The 2008 Audit Fees amount includes approximately $67,000 of fees related to fiscal year 2007 that were approved and billed in fiscal year 2008 and the 2007 Audit Fees include approximately $285,000 of fees related to fiscal year 2006 that were approved and billed in fiscal year 2007.
(b)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to the Statement of Auditing Standards No. 70, consultation concerning financial accounting and reporting standards, attestation services, due diligence services and audits of employee benefit plans.
(c)	Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services. For fiscal year 2008, tax return preparation and tax compliance services represented approximately $40,500 of the total amount of Tax Fees. For fiscal year 2007, tax return preparation and tax compliance services represented approximately $89,600 of the total amount of Tax Fees.
(d)	All Other Fees consist principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions.

Note: For fiscal year 2008, 5.64% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), of which all 5.64% represented All Other Fees. For fiscal year 2007, 2.21% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), of which 0.37% represented Tax Fees and 1.84% represented All Other Fees.

PRE-APPROVAL PROCESS AND POLICY

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal years 2008 and 2007 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s CFO. Any requests preliminarily approved by the CFO are then submitted to the Audit Committee for final pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2008 was $50,000 (the “Chairman Approval Amount”), has been delegated to the Chairman of the Audit Committee. The decision of the Chairman to grant specific pre-approval of a service is presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chairman Approval Amount, specific pre-approval by the entire Audit Committee is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2008, Franklin Templeton Bank & Trust, F.S.B. and various bank related subsidiaries of Fiduciary Trust, a subsidiary of the Company, entered into various transactions in the ordinary course of their business with certain directors and executive officers of the Company and members of their immediate families. Additionally, Fiduciary Trust provided certain services to individual directors and/or members of their families. The transactions and services involved loans, deposits and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions as well as trustee and investment management services. As transactions and services made or entered into in the ordinary course of business, all such transactions and services were made or provided on substantially the same terms, including fees, interest rates and collateral, that prevailed at the time for comparable transactions or services with other third parties in arms-length relationships and did not involve more than the normal risk of collectability or present other unfavorable features.

In fiscal year 2008, Charles B. Johnson, Chairman of the Board and a director of the Company, who, among other family relationships, is the father of Gregory E. Johnson, President and Chief Executive Officer and a director of the Company, and Jennifer J. Bolt, Executive Vice President—Operations and Technology of the Company, was paid a base salary of $594,330 and did not receive a cash bonus. Charles B. Johnson voluntarily decreased his base salary for fiscal year 2009 to $180,000.

In fiscal year 2008, Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, who, among other family relationships, is the brother of Charles B. Johnson, Chairman of the Board, was paid a base salary of $532,397 and did not receive a cash bonus. Rupert H. Johnson, Jr. voluntarily decreased his base salary for fiscal year 2009 to $180,000.

David A. Lewis, Sr., a senior trader for Franklin Templeton Services, LLC, a subsidiary of the Company, is the brother of Mr. Kenneth A. Lewis, one of the Company’s named executive officers and the Executive Vice President and Chief Financial Officer of the Company. In fiscal year 2008, Mr. D. Lewis’ base salary was $152,500 and he received a cash bonus of $210,000 and 1,071 shares of restricted stock. Mr. D. Lewis’s base salary for fiscal year 2009 is $152,500.

Messrs. Charles B. Johnson, Rupert H. Johnson, Jr. and David A. Lewis, Sr. are entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Share Repurchases. Under a stock repurchase program authorized by the Board, the Company can repurchase shares of its common stock from time to time on the open market and in private transactions in accordance with applicable securities laws. Pursuant to this stock repurchase program, the Company repurchased shares of the Company’s common stock from, among others, certain directors, executive officers and greater than five percent (5%) beneficial owners of the Company’s common stock, and certain members of the immediate family of the foregoing persons, during fiscal year 2008. The price per share paid by the Company for repurchases is generally the average of the high and low price of the Company’s common stock on the NYSE on the repurchase date.

In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the 2002 Stock Plan and matching grants under the ESIP, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. For shares repurchased in connection with the payment of taxes on vesting shares and matching grants under the ESIP, the repurchase price is the closing price on the NYSE on the date of the transaction.

During fiscal year 2008, the Company repurchased shares of common stock from the persons listed below for the aggregate consideration listed below.

Name and Title	Number of Shares Repurchased		Aggregate Consideration($)
Charles B. Johnson and IRA of Charles B. Johnson,	1,200,000		129,712,025
Chairman of the Board and Director
Vijay C. Advani,	3,616		352,220
Executive Vice President—Global Distribution
Penelope S. Alexander,	416		40,984
Vice President, Human Resources—U.S.
Norman R. Frisbie, Jr.,	895		88,492
Senior Vice President and Chief Administrative Officer
Holly E. Gibson,	200		19,558
Vice President, Corporate Communications
Donna S. Ikeda,	632		62,444
Vice President, Human Resources—International
Leslie M. Kratter,	1,107		108,090
Senior Vice President and Assistant Secretary
Kenneth A. Lewis,	791	(a)	80,089	(a)
Executive Vice President, Chief Financial Officer and Treasurer
John M. Lusk,	1,522		145,015
Executive Vice President—Portfolio Operations
Craig S. Tyle,	2,938		268,339
Executive Vice President and General Counsel
William Y. Yun,	2,220		213,536
Executive Vice President, Alternative Strategies

(a)	Amount does not include 142 shares repurchased by the Company for $14,055 from David A. Lewis, Sr., a senior trader for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Mr. Kenneth A. Lewis.

Management and Use of AC Travel Aircraft. A wholly-owned subsidiary of the Company entered into an amended and restated aircraft management agreement, effective as of June 1, 2008, with AC Travel, LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board and a director of the Company, to manage the operations of a Gulfstream III aircraft (the “G-III”) and Gulfstream G550 aircraft (the “G550”), both of which are owned by AC Travel. We refer to the G-III and the G550 as the “Aircraft”. Under the amended and restated management agreement, the subsidiary: (a) provides consulting and management services for the operations of the Aircraft; (b) assists in the arrangement for the utilization of the G-III for charter activities; (c) provides flight crew personnel, including coordinating training of such personnel; (d) arranges for maintenance of the Aircraft; and (e) arranges for insurance and a hanger for Aircraft storage and also provides other administrative services. The initial term of the amended and restated agreement ends on May 31, 2009, with automatic one-year renewals thereafter, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000 for the G550 and $3,000 for the G-III for administrative services. All other expenses incurred under the amended and restated management agreement for services provided are either reimbursed or passed through to, and paid by, AC Travel.

Charles B. Johnson and the Company entered into a reimbursement agreement, effective as of January 1, 2008, to provide for the terms of reimbursement when Mr. C. B. Johnson uses the G550 in connection with his travels on Company business. Pursuant to the terms of the reimbursement agreement, the Company will reimburse Mr. C. B. Johnson for fees incurred in connection with his business travel on behalf of the Company on the G550, including fees for landing, parking, hangar, tie-down, handling, customs, regulatory fees and charges, in-flight catering, pilot and crew costs and communication charges. The amount reimbursed by the Company shall not exceed $750,000 on an annual basis without the prior written consent of the Board’s Audit Committee. In addition, the fees reimbursed may not exceed the fair market value to charter a G550 aircraft from an independent third party. The initial term of the amended and restated agreement ended on December 31, 2008, with automatic one-year renewals thereafter, subject to cancellation by either party. The agreement automatically terminates upon Mr. C. B. Johnson’s termination of employment with the Company. In accordance with the reimbursement agreement, the Company reimbursed Mr. C. B. Johnson $284,197 for use of the G550 for Company business purposes during fiscal year 2008.

Company Owned Aircraft. During fiscal year 2008, Charles B. Johnson used Company owned aircraft for personal use. The aggregate incremental cost of personal use of Company aircraft by Charles B. Johnson was $63,643 for fiscal year 2008, based upon a rate per nautical mile of personal use as generally used by corporate aviation operators for cost and budget estimation purposes as published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the Company. Certain of the named executive officers have also used the Company aircraft for personal use during fiscal year 2008. For a description of the incremental cost of personal use of the Company aircraft by the named executive officers, see “Executive Compensation—Summary Compensation Table” elsewhere in this Proxy Statement.

Purchase of Condominium. In July 2008, the Company sold a condominium it owned in Pebble Beach, California to Charles B. Johnson for $3.65 million dollars. The Company obtained an independent appraisal of this real property in connection with entering into this transaction. The Company believes that the purchase price paid by Mr. C. B. Johnson represents the fair market value for the condominium at the time it was purchased.

Office Lease. The Company has an office lease with Tano Capital, LLC (“Tano”), a company owned by Charles E. Johnson, the son of Charles B. Johnson, brother of Gregory E. Johnson and nephew of Rupert H. Johnson, Jr., which includes the following terms: (i) the lease of approximately 5,495 square feet of office space owned by the Company in San Mateo, California; (ii) an initial term ending October 31, 2009, with a right to extend for two additional one-year periods; (iii) a lease rate of $12,638.50; (iv) a guaranty by Charles E. Johnson; (v) office and work station furniture to be provided by the Company; and (vi) the Company will reimburse Tano a pro rata portion of its incurred build out costs if the lease is terminated prior to October 31, 2011. The Company obtained information from independent real estate professionals setting forth market lease rates for comparable office space in San Mateo, California in connection with entering into this lease. The Company believes that the lease represents a fair market rental value for the space being leased.

RELATED PERSON TRANSACTION POLICY

Related Person Transaction Policy. The Board of Directors has adopted a Related Person Transaction Policy (“Related Transaction Policy”) to address the reporting, review, approval and ratification of related person transactions. Related persons include the Company’s executive officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related person transaction” means a transaction or series of transactions in which the Company participates and a related person has a direct or indirect interest. Examples include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Transactions with related persons which are for Company business purposes, compensation of directors approved by the Board and compensation arrangements approved by the Compensation Committee are not considered related person transactions. All related person transactions are required to be reported to the Audit Committee. However, the Audit Committee has the authority to determine categories of related person transactions that are immaterial and not required to be disclosed and that need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee. The Audit Committee has determined that the following related person transactions need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee:

•

The establishment or maintenance of a banking, trading, investment management, custody or other account with an affiliate of the Company, if the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course to persons who are not related persons.

•

Accounts invested in shares of one or more investment companies or portfolios in Franklin Templeton Investments (“FT Fund”) that are established and/or maintained by a Related Person on terms set forth in the applicable FT Fund prospectus or other disclosure documents.

•

The extension or maintenance of credit, arrangements for the extension of credit, or renewals of an extension of credit, in the form of a personal home improvement or manufactured home loan, consumer credit, any extension of credit under an open end credit plan or a charge card, if such loan, consumer credit, extension of credit or charge card otherwise is permitted to such related person under the terms of Section 13(k) of the Exchange Act, whether or not such person is subject to such Section 13(k).

Audit Committee Review and Approval. Every quarter the Audit Committee reviews related person transactions. Such transactions involving an estimated amount of $120,000 or more require the approval or ratification of the Audit Committee. In connection with approving or ratifying a related person transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction and any of the following factors that are relevant:

•	The position or relationship of the related person at or with the Company;

•	The materiality of the transaction to the related person, including the dollar value of the transaction;

•	The business purpose for and reasonableness of the transaction;

•

Whether the related person transaction is comparable to a transaction that could be available on an arms-length basis or is on the terms that the Company offers generally to persons who are not related persons;

•	Whether the related person transaction is in the ordinary course of the Company’s business; and

•	The effect of the transaction on the Company’s business and operations.

In addition, the Audit Committee has the authority to pre-approve certain categories of related person transactions, which transactions must still be reported to the Audit Committee at least annually. The Audit Committee has determined that Company purchases of shares of its common stock to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the 2002 Universal Stock Incentive Plan and matching grants under the ESIP are pre-approved, but should be reported to the Audit Committee annually. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions to one or more members of the Audit Committee between scheduled committee meetings. Any determination made pursuant to this delegated authority must be presented to the full Audit Committee at a subsequent meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2008 except that, inadvertently: one untimely filing with respect to two gift transactions in fiscal year 2006 and one gift transaction in fiscal year 2007 was made by Charles B. Johnson; one untimely filing with respect to one gift transaction in fiscal year 2007 was made by Gregory E. Johnson; one untimely filing with respect to two gift transactions in fiscal year 2006 and one gift transaction in fiscal year 2007 and one untimely filing with respect to one option exercise transaction in fiscal year 2008 were made by Jennifer J. Bolt; and one untimely filing with respect to one gift transaction in fiscal year 2005 and one gift transaction in fiscal year 2006 was made by Penelope S. Alexander.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2009 and to audit the Company’s internal control over financial reporting as of September 30, 2009. During and for the fiscal year ended September 30, 2008, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries and many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2008. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3

RESUBMIT FOR STOCKHOLDER APPROVAL THE FRANKLIN RESOURCES, INC.

2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF

SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Company’s stockholders are being asked to reapprove the Franklin Resources, Inc. 2004 Key Executive Incentive Compensation Plan (the “2004 KEIP”) for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2004 KEIP was originally adopted by the Company’s Board on December 11, 2003 and approved by the Company’s stockholders on January 29, 2004, and was subsequently amended and restated by the Company’s Board on October 15, 2007 and such amendments were approved by the stockholders on January 31, 2008.

The 2004 KEIP is intended to qualify as a “performance-based” plan under Section 162(m) of the Code. We are seeking reapproval of the 2004 KEIP so that the Company may continue to claim tax deductions for compensation resulting from performance-based awards, without these deductions being limited by Section 162(m) of the Code. Section 162(m) limits our ability to claim tax deductions for compensation to our most senior executive officers in excess of $1.0 million per year, unless the compensation is paid based on achievement of performance goals that are set using stockholder-approved criteria and such approval is received at least once every five years.

The following summary describes the material features of the 2004 KEIP, including the performance goals, but is not intended to be complete and is qualified in its entirety by reference to the 2004 KEIP, attached as Appendix E to this Proxy Statement.

Target Awards and Performance Goals

For each performance period, the Compensation Committee will establish in writing: (1) target awards for each participant, (2) the performance goals which must be achieved in order for the participant to be paid a target award, and (3) the payout formula for determining the actual award paid to a participant. The payout formula will be based on a comparison of actual performance to the performance goals, provide for the payment of a participant’s target award if the performance goals for a relevant performance period are achieved, and provide for an actual award that is greater or less than a participant’s target award depending upon the extent to which actual performance exceeds or falls below the performance goals.

Each participant’s target award will be (1) expressed as a percentage of his or her base salary, (2) expressed as a percentage of an award pool established for the particular Plan year, or (3) a specified amount determined by the Compensation Committee based on target awards established by the Compensation Committee.

Base salary under the 2004 KEIP means the participant’s annual salary rate on the last day of the year or on the last day of the applicable fiscal year for any Performance Period, as determined by the Compensation Committee. The Compensation Committee may determine in its sole discretion whether or not to establish an award pool for a particular Plan year.

The performance goals applicable to the participants may consist of one or more of the following measures: (a) annual revenue, (b) budget comparisons, (c) controllable profits, (d) Company earnings per share, (e) expense management, (f) improvements in capital structure, (g) net income, (h) net or gross sales, (i) operating income (pre- or post-tax), (j) profit margins, (k) operating or gross margin, (l) profitability of an identifiable business unit or product, (m) return on investments, (n) return on sales, (o) return on stockholders’ equity, (p) total return to stockholders, (q) assets under management, (r) investment management performance, (s) mutual and other investment fund performance, (t) institutional account performance, (u) high net worth and other separate account performance, (v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (w) price of the shares or any other publicly traded securities of the Company, (x) reduction in costs, (y) return on capital, including return on total capital or return on invested capital, (z) improvement in or attainment of expense levels or working capital levels, and (aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures. The Compensation Committee may set performance goals which differ from participant to participant. For example, the Compensation Committee may choose performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant’s responsibilities.

Performance goals are calculated in accordance with generally accepted accounting principles, but excluding the effect of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance goals applicable to the actual award intended to be performance-based compensation. Such adjustment will be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance goals in order to prevent the dilution or enlargement of a participant’s rights with respect to an actual award intended to be performance-based compensation.

Purpose of the 2004 KEIP

The Plan provides the Company’s key employees with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company and its business units. The Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve the Company’s objectives.

Administration of the 2004 KEIP

The Plan is currently administered by the Compensation Committee in accordance with the requirements of Section 162(m) of the Code. Such committee, acting as the 2004 KEIP Administrator, has full authority to interpret the provisions of the 2004 KEIP, consistent with qualification of the 2004 KEIP as performance-based compensation under Section 162(m) of the Code.

Eligibility to Receive Awards

Key employees of the Company and its affiliates are eligible to participate in the 2004 KEIP. Participation in the 2004 KEIP by any particular key employee is determined by the Compensation Committee in its discretion. In selecting participants for the 2004 KEIP, the Compensation Committee will choose employees of the Company and its affiliates who are likely to have a significant impact on Company performance. Participation in future years will be in the discretion of the Compensation Committee, but it currently is expected that fewer than 10 key employees will participate each year.

Determination of Actual Awards

After the end of each Performance Period, the Compensation Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Compensation Committee. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which would otherwise be payable under the applicable formula. In addition, no participant’s actual award under the 2004 KEIP may exceed $15.0 million for any twelve months in a Performance Period.

The Plan contains a continuous employment requirement. If a participant terminates employment with the Company for any reason after the end of the applicable Performance Period but prior to the award payment date, he or she will be entitled to the payment of the award for the year, provided, however, that the Compensation

Committee may reduce (or eliminate) his or her actual award based on such considerations as the Compensation Committee deems appropriate. If a participant terminates employment with the Company prior to the end of the applicable Performance Period for any reason other than death, disability or retirement, the Compensation Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Compensation Committee deems appropriate. If a participant terminates employment with the Company prior to the end of the applicable Performance Period due to death, disability or retirement, he or she will be entitled to the payment of the award for the year, provided, however, that the Compensation Committee may reduce (or eliminate) his or her actual award based on such considerations as the Compensation Committee deems appropriate.

Awards under the 2004 KEIP are payable no later than March 15 of the calendar year following the calendar year which includes the last day of the Performance Period. These awards are generally payable in both cash and Company stock (either fully vested or subject to vesting) issued under the Company’s 2002 Universal Stock Incentive Plan or successor equity compensation plan. However, the Compensation Committee reserves the right to determine the percentage of the award to be paid in cash and Company Stock, and to declare any award wholly or partially payable in cash or Company Stock.

Amendment and Termination of the 2004 KEIP

The Company’s Board may amend or terminate the 2004 KEIP at any time and for any reason, but in accordance with Section 162(m) of the Code, material amendments to the 2004 KEIP are subject to stockholder approval. The Plan will also be submitted to stockholders for approval as necessary to enable it to continue to qualify as a performance-based compensation plan under Section 162(m) of the Code.

Assignability and Transferability

Awards under the 2004 KEIP are not assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

General Tax Consequences

As discussed above, under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1.0 million paid to the Company’s “covered employees” (as described below). Certain performance-based compensation is exempt from this deduction limit if it meets the requirements of Code Section 162(m), including a requirement that payment of the compensation be contingent upon achievement of performance goals that are established and administered in a manner specified under Section 162(m). In addition, to qualify as performance-based compensation, the compensation (or the plan under which it is granted, including the possible performance goals that may be used) must have been approved by stockholders, there must be a limit on the amount of compensation that may be paid to an employee during a specified period of time, and achievement of the applicable performance goals must be substantially uncertain at the time the individual awards are established. Finally, Code Section 162(m) imposes certain independence requirements on the members of the Board-level committee administering the performance-based compensation program.

The regulations governing Code Section 162(m) provide that a “covered employee” is determined in accordance with the executive compensation disclosure rules under the Securities Exchange Act of 1934 (the “Exchange Act”). However, the Exchange Act was amended in 2006 and no longer tracks the definition of “covered employee” as defined in Section 162(m) of the Code. The Exchange Act now requires disclosure of a company’s principal executive officer regardless of compensation, the principal financial officer regardless of compensation and the three most highly compensated executive officers other than the principal executive officer and the principal financial officer as determined as of the end of the last completed fiscal year. As a result of this disconnect, the Internal Revenue Service released guidance in June 2007 providing that for purposes of

Section 162(m) of the Code, a “covered employee” means the principal executive officer (or anyone acting in such capacity) and the three highest paid officers for the relevant taxable year. For purposes of Section 162(m), it does not include the principal financial officer unless such officer is one of the three highest paid officers. Accordingly, the Company will apply this guidance to its covered employees for the purposes of Section 162(m) of the Code.

New Plan Benefits

It is not possible at this time to determine whether any awards will be made under the 2004 KEIP for future fiscal years. The Compensation Committee has granted awards under the 2004 KEIP for fiscal year 2009, however such awards will only be payable upon the achievement of performance goals and a participant may receive a reduced amount or no payout at all depending on the level of performance achieved. The Compensation Committee of the Board of Directors also has the authority to reduce any award in its discretion. See “Executive Compensation—Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

RECOMMENDATION OF THE BOARD

The affirmative vote of the holders of shares of common stock having a majority of the votes present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required for the reapproval of the 2004 KEIP. If the Company’s stockholders do not reapprove the 2004 KEIP, the Company will no longer be able to award bonuses that qualify as performance-based compensation under Code Section 162(m) under the 2004 KEIP. In addition, the Company would cease making awards under the 2004 KEIP, and the Company may not be able to deduct some or all of the bonus amounts paid to executive officers in future years. If the Company’s stockholders approve the 2004 KEIP now, then reapproval of the performance goals set forth in the 2004 KEIP under this rule will not be required for another five years.

The Board of Directors believes that the reapproval of the 2004 KEIP for purposes of complying with the requirements of Section 162(m) of the Code is in the best interest of the Company and its stockholders and recommends that the stockholders vote “FOR” the proposal.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS AT 2010 ANNUAL MEETING

If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2010 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by September 18, 2009. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals.

The Company’s Amended and Restated By-laws contain an advance notice of stockholder business and nominations requirement (Section 2.3 of the Amended and Restated By-laws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in the Amended and Restated By-laws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or after the first anniversary of the prior year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated By-laws, the Company may disregard such nomination or proposal.

Accordingly, if a stockholder of the Company intends, at the Company’s 2010 annual meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on September 18, 2009, and not earlier than the close of business on August 19, 2009, and comply with the requirements of the Amended and Restated By-Laws. If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2010 annual meeting of stockholders and such proposal is not delivered within the time frame specified in the Amended and Restated By-Laws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

Notices should be addressed in writing to: Maria Gray, Corporate Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.

CONTACT THE BOARD OF DIRECTORS

Stockholders or others may contact the Board, the non-management directors or any individual director by sending a written communication appropriately addressed to:

Board of Directors

Franklin Resources, Inc.

c/o Maria Gray, Secretary

One Franklin Parkway

San Mateo, CA 94403-1906

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or particular individual directors. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which their shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct or law, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

ELECTRONIC ACCESS TO PROXY MATERIALS AND DIRECTIONS

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company’s proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

For directions to the Annual Meeting site, please visit our website at:

www.franklintempleton.com/retail/jsp_cm/global_nav/contact_us/pub/sanmateo_dir.jsp.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy material, if applicable), please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Telephone (650) 312-4091. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or the Company’s Investor Relations at the contact address and telephone number provided above.

THE ANNUAL REPORT

The Company’s Annual Report for fiscal year 2008 is available for viewing on the Company’s website at “Annual Reports” under “Investor Relations”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

FORM 10-K

The Company filed with the SEC an annual report on Form 10-K for fiscal year ended September 30, 2008. Stockholders may obtain a copy of the annual report on Form 10-K, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting the Company’s website at www.franklintempleton.com or by writing to the Company’s Secretary, Maria Gray, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Upon written request to the Company’s Secretary, at the address of the Company’s principal executive offices, the exhibits set forth on the exhibit index of the Company’s annual report on Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Maria Gray

Secretary

January 16, 2009

APPENDIX A

FRANKLIN RESOURCES, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Audit Committee (the “Committee”) is to:

(a)	Assist the Board in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor.

(b)	Prepare the report the Committee is required by United States Securities and Exchange Commission (the “SEC”) rules to include in the Company’s annual proxy statement.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications.

(i)	Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange (the “NYSE”) and any other applicable securities exchanges (“Other Exchanges”). Each member of the Committee must also satisfy the additional independence requirements under the applicable rules of the SEC.

(ii)	Each member of the Committee shall, in the view of the Board, be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined under the applicable rules of the SEC, who shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with the corporate governance listing standards of the NYSE and Other Exchanges, as applicable.

(iii)	No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

(iv)	The Committee’s composition shall meet such other regulatory requirements relating to audit committees established from time to time by the NYSE, Other Exchanges, the SEC and any other applicable governmental or self-regulatory organization.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the Committee.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Meetings with Others. The Committee shall periodically meet with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall also periodically meet separately with management.

(c)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(d)	Actions. A majority of the members of the Committee shall be empowered to act on behalf of the Committee, and the action of a majority of the members of the Committee shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(e)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

4.	Authority and Responsibilities. The Committee’s function is essentially one of oversight only and shall not relieve the Company’s management of its responsibility for preparing financial statements, which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditor relating to the audit or review of financial statements. The Committee shall have the following authority and responsibilities:

Independent Auditor Oversight.

(a)	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to and may only be terminated by the Committee.

(b)	The Committee shall pre-approve the engagement of the independent auditor to provide any audit or permitted non-audit services to the Company. The Committee may establish pre-approval policies and procedures pursuant to which audit and permitted non-audit services may be pre-approved. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee. The decisions of any member (to whom authority is delegated) to pre-approve any such audit or non-audit service shall be presented to the full Committee at its scheduled meetings.

(c)	The Committee shall establish hiring policies for employees and former employees of independent auditors.

(d)	The Committee shall annually review an independent auditor’s report including (i) the independent auditor’s quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Company consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence.

(e)	The Committee shall evaluate the independent auditor’s qualifications, performance and independence based on a review of the independent auditor’s report described above and a review of the auditor’s work throughout the year. As part of such evaluation, the Committee shall (i) review and evaluate all senior members of the independent auditor’s team, (ii) consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence, (iii) consider whether the independent auditor should be rotated, so as to assure continuing auditor independence, and (iv) obtain the opinion of management and the internal auditor of the independent auditor’s performance.

Internal Auditor Oversight.

(f)	The Committee shall oversee the Company’s internal audit function and meet separately with the internal auditor to review any audit related issues. As part of such oversight, the Committee shall:

(i)	Annually review internal audit plans, responsibilities, staffing and budget of the Company’s internal audit function and the adequacy of funding to carry out the proposed work scope.

(ii)	Review and concur in the appointment, replacement or dismissal of the internal audit director.

(iii)	Discuss significant internal audit findings in appropriate detail as well as the status of past audit recommendations.

Financial Reporting Oversight.

(g)	The Committee shall meet to review and discuss with management and the independent auditor: (i) the audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K); (ii) the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q, including the specific disclosures under MD&A; and (iii) the matters required to be discussed by Statement of Auditing Standards Nos. 61, 90 and 100, as may be modified or supplemented from time to time; which review shall occur prior to the filing of Form 10-K or Form 10-Q, whichever is applicable.

(h)	The Committee shall review and generally discuss the Company’s earnings press releases, including the type and presentation of information to be included therein (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

(i)	The Committee shall review and discuss with Company’s management and the independent auditor prior to the filing of any audit report with the SEC: (i) all accounting policies, practices and judgments which may be viewed as critical; (ii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and policies; (iii) any analyses of management and/or the independent auditor setting forth significant issues regarding accounting principles, financial reporting issues and judgments made in connection with the preparation of the financial statements; (iv) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by management and the independent auditor, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (v) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and (vi) other material written communications between the independent auditor and management, such as any management letter comments or the schedule of unadjusted differences.

(j)	The Committee shall review with management and the independent auditor (i) the quality and adequacy of the Company’s internal controls, disclosure controls and procedures, and accounting procedures, including reports of material weaknesses or significant deficiencies in the design or operation of internal controls and/or any fraud that involves personnel having a significant role in internal control over financial reporting, as required to be disclosed by the Chief Executive Officer(s) and/or Chief Financial Officer in connection with their certifications for the annual or quarterly reports of the Company and/or presented in the independent auditor’s written report, a report of management or internal audit, or otherwise, and (ii) any special audit steps adopted in light of material control deficiencies.

(k)	The Committee shall provide oversight and discuss policies and procedures with respect to Company enterprise risk assessment and risk management.

(l)	The Committee shall review with the independent auditor any audit problems and/or difficulties and management’s response, and resolve any disagreements regarding financial reporting arising between the Company’s management and any independent auditor employed by the Company. The review shall also include discussion of the responsibilities, budget and staffing of the internal auditor.

Audit Committee Report.

(m)	The Committee shall prepare the annual report of the Committee, which shall be included in the Company’s annual proxy statement.

Legal and Regulatory Compliance Oversight.

(n)	The Committee shall assist the Board in overseeing the Company’s legal and regulatory compliance.

(o)	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, which procedures shall include a process for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. In addition, the Committee shall review complaints received directly by the Committee under those procedures or received through the Compliance and Ethics Hot-Line established by the Company to permit anonymous reporting of violations of the Code of Ethics and Business Conduct.

Other.

(p)	In discharging its oversight role, the Committee is authorized to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company.

(q)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(r)	The Committee shall have the authority to retain independent advisors, including, but not limited to, independent counsel, auditors or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

(s)	The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor and advisors employed by the Committee and for ordinary administrative expenses of the Committee.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last adopted by the Board on December 12, 2008.

APPENDIX B

FRANKLIN RESOURCES, INC.

COMPENSATION COMMITTEE CHARTER

This Compensation Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company” or “Franklin”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Compensation Committee (the “Committee”) is to:

(a)	Determine the compensation of the Chief Executive Officer and oversee the establishment of goals and objectives related to Chief Executive Officer performance compensation.

(b)	Discharge the Board’s responsibilities relating to compensation of the Company’s executives, including oversight of the leadership development and performance evaluation of the executive officers of the Company.

(c)	Assist the Board in fulfilling its responsibilities relating to (i) the compensation (and related benefits) of the executive officers of the Company, and (ii) the administration of the Company’s incentive compensation and equity-based plans that are subject to Board approval.

(d)	Prepare the Compensation Committee Report regarding executive compensation matters required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, as applicable.

(e)	Assist the Board in fulfilling its responsibilities relating to succession planning for the management of the Company, including policies and principles for the selection and performance review of the Chief Executive Officer, as well as policies regarding succession in the event of the departure of the Chief Executive Officer.

2.	Membership.

(a)	Number. The Committee shall consist of no fewer than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. In addition, each member shall qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and will hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

(f)	Executive Attendance at Meetings. No executive officer should attend that portion of any meeting of the Committee during which such executive officer’s performance or compensation is discussed, unless specifically invited by the Committee.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

CEO Evaluation and Compensation.

(a)	The Committee shall (i) review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and (iii) determine and approve the compensation of the Chief Executive Officer as the Committee determines is in the best interests of the Company based on this evaluation and any other factors the Committee deems appropriate.

(b)	In setting the long-term incentive component of the compensation of the Chief Executive Officer as the Committee determines is in the best interests of the Company, the Committee may consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, the awards given to the Company’s Chief Executive Officer in past years and any other factors the Committee deems appropriate.

(c)	The Committee shall meet annually with the Chief Executive Officer to discuss the recommendations of the Chief Executive Officer concerning performance goals and the evaluation of the Chief Executive Officer of the Company’s progress toward meeting those goals.

Other Compensation Related Responsibilities.

(d)	The Committee shall review and make recommendations to the Board on the overriding compensation philosophy for the Company.

(e)	The Committee shall review and approve the compensation of the executive officers of the Company (other than the Chief Executive Officer).

(f)	The Committee shall review and approve: (i) employment agreements, severance arrangements and change in control agreements or provisions; and (ii) any special or supplemental benefits for the Chief Executive Officer and the executive officers of the Company and its subsidiaries where the amounts exceed certain threshold levels determined by the Committee from time to time.

(g)	The Committee shall review and approve deferred compensation agreements and arrangements between directors and the Company.

(h)	The Committee shall at least annually review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s directors. In so reviewing and making recommendations on director compensation, the Committee shall consider, among other things, the following policies and principles:

(i)	that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of a company of Franklin’s size and scope of business activities, including service on Board committees;

(ii)	that a component of the compensation should be designed to align the directors’ interest with the long-term interests of the Company’s stockholders; and

(iii)	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

Incentive Plans.

(i)	The Committee shall make recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval. The Committee shall also review and make recommendations with respect to performance or operating goals for participants in the Company’s incentive plans.

(j)	The Committee shall grant, administer, approve and ratify awards under incentive compensation and stock incentive plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans. The Committee shall also serve as the plan administrator for such incentive compensation plans, stock incentive plans and stock purchase plans as the Committee, from time to time, is so designated or as required by the Board or the plan documents.

Executive Compensation Disclosures.

(k)	Prepare the Compensation Committee Report regarding executive compensation matters required by the rules and regulations of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, as applicable.

Other.

(l)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(m)	The Committee shall have the sole authority to retain, at the expense of the Company, and terminate any compensation consulting firm to assist in the evaluation of director, Chief Executive Officer or executive compensation, including the authority to approve the consulting firm’s fees and other retention terms. The Committee also shall have the authority to retain other independent advisors, including, but not limited to, independent counsel or other experts, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last adopted by the Board on October 20, 2008.

APPENDIX C

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE COMMITTEE CHARTER

This Corporate Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) in connection with its oversight of the Company’s management and the business affairs of the Company.

1.	Purpose. The purpose of the Corporate Governance Committee (the “Committee”) is to:

(a)	Provide counsel to the Board with respect to the organization, function and composition of the Board and its committees.

(b)	Oversee the evaluation of the Board of the Company.

(c)	Develop and recommend to the Board corporate governance policies and procedures applicable to the Company.

(d)	Identify and recommend to the Board potential director candidates for nomination.

2.	Membership.

(a)	Number. The Committee shall be comprised of not less than three members of the Board.

(b)	Qualifications. Each member of the Committee shall be an “independent” director in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges.

(c)	Appointment and Removal. The members of the Committee shall be appointed and may be removed by the Board.

(d)	Term. Each member of the Committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an “independent” director of the Board.

(e)	Chairman. The Committee shall designate a Chairman of the Committee from among its members from time to time.

3.	Meetings and Operations.

(a)	Meetings. The Committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The Committee may meet in executive sessions and invite one or more members of management, independent advisors or other third parties to attend as it deems appropriate. The timing of the meetings shall be determined by the Chairman of the Committee, in consultation with the other Committee members.

(b)	Quorum. At all Committee meetings, a majority of the members of the Committee shall constitute a quorum for the transaction of business.

(c)	Actions. The action of a majority of those present at a meeting, at which a quorum is present, shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings.

(d)	Reporting to the Board. The Committee shall regularly report to the Board actions taken by the Committee.

(e)	Delegation. In discharging its duties, the Committee shall have full authority to form subcommittees and delegate any or all of its duties to such subcommittees as the Committee deems appropriate.

4.	Authority and Responsibilities. The Committee shall have the following authority and responsibilities:

Director Nominations.

(a)	The Committee shall develop and recommend to the Board for adoption specific, minimum qualifications that the Committee believes must be met by a potential nominee for director, including any specific qualities or skills that the Committee believes are necessary for one or more of the directors to possess.

(b)	The Committee shall develop and recommend to the Board for adoption director independence standards.

(c)	The Committee shall develop and recommend to the Board for adoption procedures by which stockholders of the Company can recommend candidates for nomination to the Board.

(d)	The Committee shall develop and recommend to the Board for adoption procedures by which director nominees are identified and evaluated by the Committee.

(e)	The Committee shall identify and evaluate candidates qualified to become potential director nominees, including any such candidates recommended by stockholders, in accordance with the minimum qualifications and procedures approved by the Board. The Committee shall recommend to the Board candidates or nominees for election as members of the Board.

(f)	The Committee shall have the sole authority to retain and terminate any search firm to assist in identifying director candidates, including the authority to approve the search firm’s fees and other retention terms.

(g)	The Committee shall recommend to the Board directors for appointment to the various committees of the Board. At least annually, the Committee shall review the composition of each committee of the Board, including the qualifications of its members, and make such recommendations to the Board for rotation of the committee members as the Committee deems appropriate.

Corporate Governance.

(h)	The Committee shall develop and recommend to the Board for adoption a set of Corporate Governance Guidelines, which shall comply with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges. The Committee shall assess such guidelines, and make recommendations to the Board for changes to such guidelines, from time to time as the Committee deems appropriate.

(i)	The Committee shall develop and recommend to the Board for adoption a Code of Ethics and Business Conduct for the Company’s directors, officers and employees, which shall comply with the corporate governance listing standards of the New York Stock Exchange, any other applicable securities exchanges and the rules of the United States Securities and Exchange Commission. The Committee shall assess such code, and make recommendations to the Board for changes to such code, from time to time as the Committee deems appropriate.

(j)	The Committee shall review the anti-money laundering policies, procedures and operations of the Company on a periodic basis as the Committee deems appropriate.

(k)	The Committee shall develop and recommend to the Board for adoption such other policies or procedures regarding the corporate governance of the Company from time to time as the Committee deems appropriate.

(l)	The Committee shall make recommendations to the Board from time to time as the Committee deems appropriate regarding the structure of the various committees of the Board, including responsibilities, qualifications of the members and delegation authority.

Oversight and Evaluations.

(m)	The Committee shall oversee the Company’s orientation for newly elected members of the Board and continuing education process for the Board and assist the Board in its implementation.

(n)	The Committee shall oversee the Board’s annual self-evaluation. In addition, the Committee shall obtain comments regarding the Board’s performance from all directors and shall report annually to the Board with an assessment of the Board’s performance.

(o)	The Committee shall oversee the annual self-evaluation of each committee of the Board. In addition, the Committee shall at least annually review each committee’s performance, including its reporting to the full Board, and make such recommendations to the Board as the Committee deems appropriate.

Other.

(p)	The Committee shall have the authority to perform any other activities it deems are appropriate, consistent with this Charter.

(q)	The Committee shall have the authority to retain independent advisors, at the expense of the Company, to assist in carrying out Committee responsibilities, as the Committee may deem appropriate.

5.	Annual Performance Evaluation. The Committee shall annually review its own performance in such manner as it deems appropriate.

6.	Annual Review of Committee Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

7.	General. This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation, as amended, and Amended and Restated By-Laws, it is not intended to establish by its own force any legally binding obligations.

Last adopted by the Board on October 20, 2008.

APPENDIX D

FRANKLIN RESOURCES, INC.

CORPORATE GOVERNANCE GUIDELINES

These Corporate Governance Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company” or “Corporation”) in connection with its oversight of the Company’s management and business affairs.

1.	Composition of Board of Directors.

(a)	Independence of Directors. A majority of directors must be “independent” directors in accordance with the corporate governance listing standards of the New York Stock Exchange and any other applicable securities exchanges (the “Independence Rules”). In addition, at least three directors must also satisfy the additional independence requirements for audit committee members under the Independence Rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

(b)	Director Qualifications and Selection. The Corporate Governance Committee of the Board is responsible for establishing a policy setting forth the specific, minimum qualifications that the Corporate Governance Committee believes must be met by a nominee recommended by the Corporate Governance Committee for a position on the Board, and describing any specific qualities or skills that the Corporate Governance Committee believes are necessary for one or more of the directors to possess. Such qualifications shall include the requirements under the Independence Rules as well as consideration of the individual skills, experience and perspectives that will help create an effective Board. The Corporate Governance Committee shall establish a policy setting forth the process for identifying and evaluating nominees for directors, including the consideration of any director candidates recommended by stockholders, and shall recommend to the Board candidates for election as directors. The Board shall nominate such candidates for election as directors by the Company’s stockholders or fill vacancies that may arise.

(c)	Size of Board. The Board shall periodically evaluate the size of the Board and make any changes it deems appropriate in accordance with the Amended and Restated By-Laws of the Company (the “By-Laws”).

(d)	Majority Voting in Director Elections. The Company has amended its By-Laws to provide for majority voting in the election of directors. In uncontested elections, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Corporate Governance Committee shall establish procedures for any director who is not elected to tender his or her resignation. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Corporate Governance Committee shall be entitled to consider all factors believed relevant by such committee’s members. Unless applicable to all directors, the director(s) whose resignation is under consideration is expected to recuse himself or herself from the Board vote. Thereafter, the Board will promptly disclose its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission. If the Board accepts a director’s resignation pursuant to this process, the Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or reduce the size of the Board.

(e)

Term Limits. The Board does not believe that it should establish term limits for its members. The Board recognizes the value of continuity of directors who have experience with the Company and who have gained over a period of time a level of understanding about the Company and its operations that enable the director to make a significant contribution to the deliberations of the Board.

(f)

Retirement. Persons are not eligible to be recommended for nomination as a director for a term commencing on or after their 75th birthday, except for any person who beneficially owns 5% or more of the outstanding shares of the Company. Incumbent directors reaching the age of 75 during their term may complete such term.

2.	Conflicts of Interest and Other Commitments.

(a)	With respect to any matter under discussion by the Board, directors must disclose to the Board any potential conflicts of interest they may have and, if appropriate, refrain from voting on a matter in which they may have a conflict.

(b)	Each director is responsible for ensuring that other commitments do not conflict or materially interfere with the director’s responsibilities to the Company. To ensure that serving as a director of another company or any other change in circumstances such as employment, business or “immediate family” relationships (as defined under the Independence Rules) would not conflict with his or her duties to the Company, and to evaluate whether disclosure needs to be made in the Company’s proxy statement or the director’s status under the Independence Rules is changed, the director should consult the Chairman of the Board and the Corporate Secretary in advance of accepting an invitation to serve on another company’s board and should report any change in circumstances to the Corporate Secretary. The Chairman of the Board and the Corporate Secretary should report to the Corporate Governance Committee the results of such consultation.

3.	Director Responsibilities.

(a)	Duties. The directors are responsible for exercising care, loyalty and good faith and acting in a manner they reasonably believe is in the best interests of the Company and its stockholders and consistent with their fiduciary duties. In fulfilling their responsibilities, directors may ask such questions and conduct such investigations as they deem appropriate, and may reasonably rely on the information provided to them by the Company’s senior executives and its outside advisors and auditors. The directors shall be entitled to have the Company purchase directors’ and officers’ liability insurance on their behalf and receive the benefits of indemnification and exculpation to the fullest extent permitted by law, the Company’s Certificate of Incorporation, as amended (the “Certificate”), and the By-Laws and any indemnification agreements, as applicable.

(b)	Meetings and Preparation. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, to spend the time needed in preparation for such meetings and to meet as frequently as they deem necessary to properly discharge their responsibilities. In addition, directors should stay abreast of the Company’s business and markets. To the fullest extent possible, directors should review agendas and other meeting materials in advance of any Board or committee meetings.

(c)	Meeting Agendas. The Chairman of the Board and the Corporate Secretary will establish and disseminate the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

(d)	Company Representation. The Board believes that management speaks for the Company. Individual directors may, from time to time, expressly represent the Company in meetings or otherwise communicate with various third parties on the Company’s behalf. When representing the Company, it is generally expected that directors will do this with the knowledge of management and, unless warranted by unusual circumstances or as contemplated by the committee charters, only at the request of management.

4.	Executive Sessions. The non-management directors (i.e., directors who are not Company officers) will meet separately without management in regular executive sessions. The “independent” directors as defined in the Independence Rules will meet at least twice a year in executive session.

5.	Board Committees.

(a)	Committees. The Board shall have an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All members of these committees will be “independent” directors, as defined in the Independence Rules. In addition, Audit Committee members shall satisfy the additional independence requirements for audit committee members under the Independence Rules and the applicable rules of the SEC. Each committee’s member shall also meet any other qualifications for service on the particular committee pursuant to the committee’s written charter.

(b)	Appointment, Removal and Term. Committee members shall be appointed and may be removed by the Board. Each member of a committee shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she no longer meets the qualifications to serve on the committee.

(c)	Chairman. Each committee shall designate a Chairman of the committee from among its members from time to time.

(d)	Charters. Each committee shall have its own written charter. The charters will set forth the purpose, authority and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations, reporting to the Board, and annual performance evaluations of the committee. The charters of each committee will be reviewed periodically with a view toward delegating to the standing committees the full authority of the Board concerning specified matters appropriate to such committee.

(e)	Meetings. Each committee shall meet on a regular basis, but not less frequently than quarterly, and hold special meetings as circumstances require. The timing of the meetings shall be determined by the Chairman of the committee, in consultation with the other committee members. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

(f)	Additional Committees. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and delegate to such committees such authority permitted by applicable laws and the By-Laws as the Board sees fit.

6.	Director Access to Officers, Employees and Independent Advisors.

(a)	Officers and Employees. Directors shall have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged directly by the director or through the Chief Executive Officer or the Corporate Secretary.

(b)	Independent Advisors. The Board and each Board committee shall have full and free access to the Company’s independent advisors and each shall have the power to retain legal, accounting, financial or other advisors as they may deem appropriate at the expense of the Company, without the need to obtain the prior approval of any officer of the Company. The Corporate Secretary of the Company will arrange for payment of the invoices of any such third party advisors.

7.	Director Compensation. The form and amount of director compensation will be determined by the Compensation Committee, in accordance with the policies and principles set forth in the Compensation Committee’s charter, and will be recommended to the Board for approval. The Compensation Committee also will conduct an annual review of director compensation.

8.	Director Orientation and Continuing Education.

(a)	Orientation. The Board, through its delegation of oversight to the Corporate Governance Committee, shall establish, or identify and provide access to, appropriate orientation programs, sessions or material for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director. This orientation may include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance program, its Code of Ethics and Business Conduct and these Guidelines, its principal officers, and its internal and independent auditors. In addition, the orientation will include visits to Company headquarters and, to the extent appropriate, other of the Company’s significant facilities. All other directors are also invited to attend orientation.

(b)	Education. The Board, through its delegation of oversight to the Corporate Governance Committee, shall also identify and/or develop continuing education opportunities for the directors. Directors are encouraged to attend continuing education programs sponsored by universities, stock exchanges or other organizations. The Company will reimburse the reasonable costs and expenses associated with such programs.

9.	Management Succession. The Board shall oversee the succession planning for the management of the Company, including policies and principles for the selection and performance review of the Chief Executive Officer, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.

10.	Company’s Long-Term Strategic Plans. The Board will periodically review with management the Company’s long-term strategic plans.

11.	Annual Performance Evaluation. The Board, through its delegation of oversight to the Corporate Governance Committee, shall annually review its own performance in such manner as it deems appropriate to determine whether the Board and its committees are functioning effectively. The full Board will discuss the evaluation to determine what action, if any, could improve Board and committee performance.

12.	Review of Corporate Governance Guidelines. The Corporate Governance Committee, as appropriate, shall periodically review and reassess the adequacy of these Guidelines to determine whether any changes are appropriate and recommend to the Board any such changes for the Board’s approval.

13.	General. These Guidelines are intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While they should be interpreted in the context of applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate and By-Laws, they are not intended to establish by their own force any legally binding obligations.

Last adopted by the Board on March 4, 2008.

APPENDIX E

FRANKLIN RESOURCES, INC.

2004 KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

(As Amended and Restated October 15, 2007)

SECTION 1

ESTABLISHMENT AND PURPOSE

1.1 Purpose. Franklin Resources, Inc. hereby establishes the Franklin Resources, Inc. 2004 Key Executive Incentive Compensation Plan (the “Plan”). The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (a) to perform to the best of their abilities and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such key employees with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. The Plan is intended to qualify as performance-based compensation under Code Section 162(m).

1.2 Effective Date. The Plan became effective as of December 11, 2004. As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. An Actual Award is determined by the Payout Formula for the Performance Period, as applicable, subject to the Committee’s authority under Section 3.6 to reduce the award otherwise determined by the Payout Formula.

2.2 “Award Pool” means the total dollars (if any) designated to fund Actual Awards payable for any Performance Period,

2.3 “Base Salary” means as to any Performance Period, 100% of the Participant’s annualized salary rate on the last day of each fiscal year or on the last day of the last applicable fiscal year for any Performance Period, as determined by the Committee. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.4 “Beneficiary” means the person(s) or entity(ies) designated to receive payment of an Actual Award in the event of a Participant’s death in accordance with Section 4.5 of the Plan. The Beneficiary designation shall be effective when it is submitted in writing to and received by the Company’s human resources department during the Participant’s lifetime on a Beneficiary Designation form provided by the Committee. The submission of a new Beneficiary Designation form shall cancel all prior Beneficiary designations.

2.5 “Board” means the Company’s Board of Directors.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.7 “Committee” means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Code Section 162(m). Notwithstanding the foregoing, the failure of a Committee member to qualify as an “outside director” shall not invalidate the payment of any Actual Award under the Plan.

2.8 “Company” means Franklin Resources, Inc., a Delaware corporation.

2.9 “Determination Date” means as to any Performance Period; (a) the first day of the Performance Period, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

2.10 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11 “Maximum Award” means as to any Participant for any Performance Period, fifteen million dollars ($15,000,000) for each twelve (12) months in a Performance Period (proportionately adjusted for periods less than twelve (12) months). The Maximum Award is the maximum amount which may be paid to a Participant for any Performance Period.

2.12 “Participant” means as to any Performance Period, a key employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.13 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.5, below, in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.14 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Performance Period. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) annual revenue, (b) budget comparisons, (c) controllable profits, (d) Company earnings per share, (e) expense management, (f) improvements in capital structure, (g) net income, (h) net or gross sales, (i) operating income (pre- or post-tax), (j) profit margins, (k) operating or gross margin, (l) profitability of an identifiable business unit or product, (m) return on investments, (n) return on sales, (o) return on stockholders’ equity, (p) total return to stockholders, (q) assets under management, (r) investment management performance, (s) mutual and other investment fund performance, (t) institutional account performance, (u) high net worth and other separate account performance, (v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (w) price of the shares or any other publicly traded securities of the Company, (x) reduction in costs, (y) return on capital, including return on total capital or return on invested capital, (z) improvement in or attainment of expense levels or working capital levels, and (aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures. The Performance Goals may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition, the Performance Goals shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Actual Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Goals in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Actual Award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the Performance Goals are established if so determined by the Committee.

2.15 “Performance Period” means any period as determined by the Committee in its sole discretion.

2.16 “Retirement” means retirement from service to the Company after reaching age fifty-five (55) with at least ten (10) years of service to the Company or a subsidiary of the Company, including service to any entity that is acquired by the Company or a subsidiary of the Company.

2.17 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period as determined by the Committee in accordance with Section 3.4 and may be (a) expressed as a percentage of his or her Base Salary, (b) expressed as a percentage of the Award Pool, or (c) a specified amount determined by the Committee in accordance with Section 3.4.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. On or prior to the Determination Date, the Committee, in its sole discretion, shall select the key employees who shall be Participants for any Performance Period. In selecting Participants, the Committee shall choose employees who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

3.2 Determination of Award Pool. On or prior to the Determination Date, the Committee may in its sole discretion establish an Award Pool, if any, for any Performance Period.

3.3 Determination of Performance Goals. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.4 Determination of Target Awards. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.5 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no participant’s Actual Award under the Plan may exceed the Maximum Award.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

3.7 Termination Prior to the Date the Actual Award for the Performance Period is Paid. If a Participant terminates employment with the Company for any reason after the end of the applicable Performance Period but prior to the date the Actual Award for such Performance Period is paid, the Participant shall be entitled to the payment of the Actual Award for the Performance Period subject to reduction or elimination under Section 3.6 based on the circumstances surrounding such termination of employment.

3.8 Termination Prior to End of the Performance Period for Reasons other than Death, Disability or Retirement. If a Participant terminates employment with the Company prior to the end of the applicable Performance Period for any reason other than death, Disability or Retirement, the Committee shall reduce the Participant’s Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under Section 3.6 based on the circumstances surrounding such termination of employment).

3.9 Termination Prior to the End of the Performance Period Due to Death, Disability or Retirement. If a Participant terminates employment with the Company prior to the end of the applicable Performance Period due to death, Disability or Retirement, the Participant (or in the case of the Participant’s death, the person who acquired the right to payment of the Actual Award pursuant to Section 4.5) shall be entitled to the payment of the Actual Award for the Performance Period subject to reduction or elimination under Section 3.6.

3.10 Leave of Absence. If a Participant is on a leave of absence at any time during a Performance Period, the Committee may reduce his or her Actual Award proportionately based on the duration of the leave of absence (and subject to further reduction or elimination under Section 3.6).

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made no later than March 15 of the calendar year following the calendar year which includes the last day of the Performance Period during which the Award was earned.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a stock bonus granted under the Company’s 2002 Universal Stock Incentive Plan (the “2002 Plan”) or successor equity compensation plan (subject to the limit on the maximum number of shares that may be issued under the 2002 Plan or successor equity compensation plan and any additional limitations on the maximum number of shares that may be awarded to any individual in any fiscal or calendar year under the 2002 Plan or successor equity compensation plan, as applicable). The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. For this purpose, “fair market value” shall be defined as provided in the 2002 Plan or successor equity compensation plan. Any shares issued pursuant to a stock bonus granted under the 2002 Plan or successor equity compensation plan may be either fully vested or subject to vesting.

4.4 Other Deferral of Actual Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

4.5 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Performance Period, the Actual Award shall be paid to the Participant’s Beneficiary. If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to payment of an Actual Award, then the Committee shall direct the payment of such Actual Award to the Participant’s estate.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee.

5.2 Committee Authority. The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3 Tax Withholding. The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only to the extent consistent with applicable laws (including the provisions of Section 162(m) of the Code) and the rules and regulations of the principal securities market on which the Company’s securities are listed or qualified for trading.

SECTION 6

GENERAL PROVISION

6.1 Nonassignability and Nontransferability. A Participant shall have no right to assign any interest under this Plan. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 4.5. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.2 No Effect on Employment. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Performance Period or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

6.4 Severability; Governing Law. If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California, with the exception of California’s conflict of laws provisions.

6.5 Affiliates of the Company. Requirements referring to employment with the Company or payment of awards may, in the Committee’s discretion, be performed through the Company or any affiliate of the Company.

6.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 7

AMENDMENT AND TERMINATION

7.1 Amendment and Termination. The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

FRANKLIN RESOURCES, INC.

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and then follow the instructions to vote.

— OR —

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

Have your proxy card in hand when you call and then follow the instructions.

— OR —

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes

Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET

OR BY TELEPHONE.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET

OR BY TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

FRANK1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FRANKLIN RESOURCES, INC.

Vote on Directors

1. To elect 12 directors to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Nominees:

For Against Abstain

01) Samuel H. Armacost

02) Charles Crocker

03) Joseph R. Hardiman

04) Robert D. Joffe

05) Charles B. Johnson

06) Gregory E. Johnson

07) Rupert H. Johnson, Jr.

08) Thomas H. Kean

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

09) Chutta Ratnathicam

10) Peter M. Sacerdote

11) Laura Stein

12) Anne M. Tatlock

For Against Abstain

Vote on other Proposals

For Against Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

3. To resubmit for stockholder approval the Company’s 2004

Key Executive Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

FRANK2

FRANKLIN RESOURCES, INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

With this proxy, the stockholder signing on the reverse side appoints Charles B. Johnson, Gregory E. Johnson and Maria Gray (the “proxy holders”), or any one of them, as the stockholder’s proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder’s shares of Franklin Resources, Inc. (“Franklin” or the “Company”) common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. This proxy card also provides voting instructions for shares held in the Franklin Templeton Profit Sharing 401(k) Plan as described in the proxy statement. The Annual Meeting of Stockholders will be held on Wednesday, March 11, 2009, at 10:00 a.m., Pacific

Standard Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the proposals proposed by Franklin listed on the reverse side. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 and FOR the reapproval of the Company’s 2004 Key Executive Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued on the reverse side. Must be signed and dated on the reverse side.

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.